FEDERAL DEPOSIT INSURANCE CORPORATION
                                WASHINGTON, D.C.

                                    FORM F-2

                                  ANNUAL REPORT
                               UNDER SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                   For the Fiscal Year Ended December 31, 1997

                           FDIC Certificate No.27055-5

                              CLOVER COMMUNITY BANK
                          a South Carolina Corporation

                   IRS Employer Identification No. 57-0840819

        124 North Main Street. P.O. Box 69, Clover, South Carolina 29710

                        Telephone Number: (803) 222-7660

        Securities registered pursuant to Section 12(b) of the Act: None
                   Securities registered pursuant to Section
                                12(g) of the Act:

                         Common Stock ($1.25 par value)

     Indicate by check mark if the bank, as a "small business issuer" as defined under 17 C.F.R. 240.12b-2, is providing alternative disclosures as permitted for small business issuers in this Form F-2. [X]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 10 is not contained herein, and will not he contained, to the best of bank's knowledge, in definitive proxy or information statements incorporated by reference in part III of this Form F-2 or any amended of this Form F-2. [X]

     Indicate by check mark whether the bank (1) has filed all reports required to be filed by Section 13 of the Securities Exchange act of 1934 during the preceding 12 months (or for such shorter period that the bank was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES X NO __

     State the aggregate market value of the voting stock held by nonaffiliates of the registrant. The aggregate market value shall be computed by reference to the price at which the stock was sold, or the average bid and asked prices of such stock, as of a specified date within 60 days prior to the date of filing. Although a limited number of shares of the Bank's common stock is traded from time to time on an individual basis, there is no established market for the registrant's common stock, and trades are limited and sporadic. In the most recent transaction of which management is aware, the Bank's common stock traded at $40.00 per share. Based on that price per share, the aggregate market value of all shares held by nonaffiliates would have been $32,889,320.

As of March 2, 1998, 1,011,020 shares of the registrant's commons stock were outstanding.

                       DOCUMENTS INCORPORATED BY REFERENCE

(1) Portions of the Registrant's Annual Report to Shareholders for the year ended December 31,1997 - Parts I and II.

(2) Portions of the Registrant's definitive Proxy Statement for its April 20, 1998 Annual Meeting of Shareholders - Part III.

                               Index to Form F-2*

                                                                                                           Location

PART I

      Item 1.     Business........................................................................  ...........3-4
      Item 2.     Properties......................................................................  .............4
      Item 3.     Legal Proceedings...............................................................  .............4
      Item 4.     Security Ownership of Certain Beneficial Owners and Management..................  ......PS 20-21

PART II

      Item 5.     Market for the Bank's Common Stock and Related Security Holder Matters..........  ..........AR 4
      Item 6      Selected Financial Data.........................................................  ..........AR 3
      Item 7.     Management's Discussion and Analysis
                   of Financial Condition and Results of Operations...............................  .......AR 4-20
      Item 8.     Financial Statements and Supplementary Data.....................................  ......AR 21-38

PART III

      Item 9.     Directors and Principal Officers of the Bank....................................  .5-6, PS 17-19
      Item 10.    Management Compensation and Transactions........................................  ......PS 19-21

PART IV

      Item 11.    Exhibits, Financial Statements and Reports on Form F-3..........................  .......6-7, AR



* Documents from which portions are incorporated into the F-2 by reference are referred to as follows in the Index:

     (1)  Annual Report to Shareholders for the year ended December 31, 1997: AR

     (2)  Definitive  Proxy  Statement  for April 20,  1998  Annual  Meeting  of
          Shareholders: PS. The Proxy Statement is part of the Registration Statement on Form S-4EF, as amended, of Clover Community Bankshares, Inc. (No. 333-47597)

                                     PART I

Item 1.  Business

General

         The Bank was incorporated under the laws of the State of South Carolina as a state chartered bank on August 18, 1987 and commenced operations on October 1, 1987. The Bank operates under the jurisdiction of the South Carolina Bank Board, and its deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"). The Bank is not a member of the Federal Reserve System. The Bank engages in a general commercial banking business, emphasizing the banking needs of individuals and small to medium-sized business and professional concerns in its primary service area, and offers a full range of deposit services and short to medium term commercial and other loans, as well as various other services from a single office in Clover, South Carolina. The Bank does not exercise trust powers nor offer brokerage or other fiduciary services at this time.

         The Bank offers the full range of deposit services that are typically available in most banks and savings and loan associations, including checking accounts, NOW accounts, savings accounts, and other time deposits of various types ranging from daily money market accounts to longer-term certificates of deposit. The transaction accounts and time certificates are tailored to the Bank's principal market area at rates competitive to those offered in the area. All deposit accounts are insured by the FDIC up to the maximum amount ($100,000 per depositor, subject to aggregation rules). The Bank solicits these accounts from individuals, businesses, associations and organizations, and governmental authorities.

         The Bank offers a full range of short to medium-term commercial, personal, and mortgage loans. Commercial loans include both secured and unsecured loans for working capital (including inventory and receivables), business expansion (including acquisition of real estate and improvements), and purchase of equipment and machinery. Personal (or consumer) loans include secured and unsecured loans for financing automobiles, home improvements, education, and personal investments. The Bank also offers mortgage loans secured by personal residences.

         The Bank offers travelers checks, safe deposit boxes, MasterCard and Visa accounts, ATM cards, and overdraft lines of credit to its customers. The
Bank does not offer trust services. The Bank is a member of regional and national networks of automated teller machines that may be used by Bank customers in major cities throughout South Carolina and the United States, as well as in various cities worldwide.

Market Area

         The Bank's primary service area includes the Clover community in York County, South Carolina. York County is located in the north central portion of South Carolina about 75 miles north of Columbia, South Carolina and just southwest of Charlotte, North Carolina. The county is bounded by North Carolina to the north, by Lancaster County to the east, by Cherokee County to the west, and by Chester County to the south. Clover is near the North Carolina line in the northwest corner of the county. According to the York County Economic Development Council, as of 1995 the population of York County was 141,302 people, and by the year 2000 the population of Clover is projected to be 19,368.

Competition

         The Bank generally competes with other financial institutions through the selection of banking products and services offered, the pricing of services, the level of service provided, the convenience and availability of services, and the degree of expertise and the personal manner in which services are offered. South Carolina law permits statewide branching by banks and savings institutions, and many financial institutions in the state have branch networks. Consequently, commercial banking in South Carolina is highly competitive. Furthermore, as a consequence of legislation recently enacted by the United States Congress, out-of-state banks not previously allowed to operate in South Carolina may commence operations and compete in the Bank's primary service areas. Many large banking organizations currently operate in the respective market areas of the Bank, several of which are controlled by out-of-state ownership. In addition, competition between commercial banks and thrift institutions (savings institutions and credit unions) has been intensified significantly by the elimination of many previous distinctions between the various types of financial institutions and the expanded powers and increased activity of thrift institutions in areas of banking which previously had been the sole domain of commercial banks. Recent legislation, together with other regulatory changes by the primary regulators of the various financial institutions, has resulted in the almost total elimination of practical distinctions between a commercial bank and a thrift institution. Consequently, competition among financial institutions of all types is largely unlimited with respect to legal ability and authority to provide most financial services.

         The Bank faces increased competition from both federally chartered and state-chartered financial and thrift institutions, as well as credit unions, consumer finance companies, insurance companies, and other institutions in the Bank's market area. Some of these competitors are not subject to the same degree of regulation and restriction imposed upon the Bank. Many of these competitors also have broader geographic markets and substantially greater resources and lending limits than the Bank and offer certain services such as trust banking that the Bank does not currently provide. In addition, many of these competitors have numerous branch offices located throughout the extended market area of the Bank which may provide these competitors with an advantage in geographic convenience that the Bank does not have at present. Such competitors may also be in a position to make more effective use of media advertising, support services, and electronic technology than can the Bank.

         Currently there are two other commercial banks operating in the community of Clover, which is the Bank's existing primary service area. There are eight other commercial banks, five credit unions, and one savings institutions operating in York County.

Item 2. Properties

         The Bank owns in fee simple with no major encumbrances, real property at the corner of North Main and Marion Street (124 Main Street) in Clover, South Carolina, where its offices are located. The building thereon contains approximately 7,000 square feet.

         Management of the Bank believes the Bank's facilities are suitable and adequate for the Bank's needs.

Item 3. Legal Proceedings

         The Bank is from time to time a party to various legal proceedings arising in the ordinary course of business, but management of the Bank is not aware of any pending or threatened litigation or unasserted claims or assessments that are expected to result in losses, if any, that would be material to the Bank's business and operations.

Item 4. Security Ownership of Certain Beneficial Owners and Management

         The information set forth in the Bank's definitive Proxy Statement for the April 20, 1998 Annual Meeting of Shareholders, (the "1998 Proxy Statement"), under the caption "Principal Shareholders of the Bank," pages 20 through 21 is hereby incorporated by reference herein.

                                    PART II

Item 5. Market for the Bank's Common Stock and Related Security Holder Matters

         The information set forth under "Market for Common Stock and Dividends" on page 4 of the Bank's Annual Report to Shareholders for the year ended December 31, 1997 (the "1997 Annual Report") is hereby incorporated by reference herein.

Item 6. Selected Financial Data

         The information set forth under "Financial Summary" on page 3 of the 1997 Annual Report is hereby incorporated by reference herein.

Item 7. Management's Discussion and Analysis or Financial Condition and Results of Operations

         The information set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" on pages 4 through 20 of the Registrant's 1997 Annual Report is hereby incorporated by reference herein.

Item 8. Financial Statement and Supplementary Data

         The Registrant's audited financial statements are set forth on pages 21 through 38 of the 1997 Annual Report and are hereby incorporated by reference herein.

                                    PART III

Item 9. Directors and Principal Officers of the Bank.

         (a) Directors of the Bank. The information set forth under "Management; Election of Directors" on pages 17 through 19 of the 1998 Proxy Statement is hereby incorporated by reference herein.

(b)(1)   Principal Officers of the Bank

         Name and Officer Since             Age          Position

         James C. Harris, Jr.               48           President and Chief
         1987                                             Executive Officer

         Gwen M. Thompson                   44           Senior Vice President,
         1987                                            Cashier, and Secretary

         Frank M. Gadsden                   39           Vice President
         1989

         Earnest A. Robertson               54           Vice President
         1992


         (2) Significant Employees. The Bank employs no persons, such as special consultants who are not principal officers, who make or are expected to make significant contributions to the business of the bank.

         (3) Business Experience of Principal Officers. Prior to his employment with the Bank, Mr. Robertson served as Assistant Vice President and Commercial Loan Relationship Manager for Citizens and Southern National Bank of Florida, in Neptune Beach, Florida, from 1989 to 1992.

         (c) Family Relationship and Involvement in Certain Legal Proceedings. Mr. Harris is the nephew by marriage of two directors of the Bank, Ruby M. Bennett and H. Marvin McCarter. Based on representations to the Bank by the principal officers, none of the principal officers of the Bank is, or has been within the past five years, subject to any of the legal proceedings described in
Item 6(d) of Form F-5, 12 C.F.R. ss. 335.212.

Item 10. Management Compensation and Transactions.

         The information set forth under the caption "Board Meetings and Committees" on page 19 of the 1998 Proxy Statement, and under the captions "Compensation," "Transactions with Management and Others," and "Compliance with the Securities Exchange Act of 1934" on pages 19 through 21 of the 1998 Proxy Statement is hereby incorporated by reference herein.

                                     PART IV

Item 11. Exhibits. Financial Statements and Reports on Form F-3.

     (a)  Financial Statements.

          (1) The following Financial Statements of the Bank are incorporated by reference herein from the 1997 Annual Report:

               Independent Auditors' Report

               Balance Sheets as of December 31, 1996 and 1997

               Statements  of Income for the years ended  December  31, 1996 and
               1997

               Statements of Changes in Shareholders' Equity for the years ended December 31, 1996 and 1997

               Statements of Cash Flows for the years ended December 31, 1996 and 1997

               Notes to Financial Statements

          (2)  Additional financial statement schedules:

               (a) Securities: Incorporated herein by reference to pages 29-30 of the 1997 Annual Report.

               (b)  Loans to Officers, Directors, Principal Security Holders and
                    Associates: Schedule II.

               (c) Loans and lease Financing Receivables: Incorporated herein by reference to pages 29 of the 1997 Annual Report.

               (d)  Bank  Premises  and   Equipment:   Incorporated   herein  by
                    reference to page 32 of the 1997 Annual Report.

               (e) Allowance for Possible Loan Losses: Incorporated herein by reference to page 27 of the 1997 Annual Report.

                    Schedules not listed above are omitted because of the absence of conditions under which they are required or because the information required thereby is included in the financial statements or notes thereto.

               (b)  Reports on Form F-3.

                    No reports on Form F-3 have been filed during the last quarter covered by this report

               (c)  Exhibits.

                    (1)  The Articles of  Incorporation  and Bylaws  included in
                         Exhibit 1 to the Registrant's Annual Report on Form F-2 for the fiscal year ended December 31, 1995 are hereby incorporated by reference herein.

                    (2) The Specimen of Securities included as Exhibit 3 to the Registrant's Registration Statement on Form F-1, filed April 29, 1988, and effective June 29, 1988, is hereby incorporated by reference herein.

                    (3)  Material Contracts. None

                    (4) Statement re: computation of per share earnings - Not Applicable

                    (5)  Statements re: computation of ratios - Not Applicable

                    (6)  1997 Annual Report to security holders - Exhibit 6

                    (6A) Manually signed Independent Auditors' Report of Donald
                         G. Jones and Company, P.A. - Exhibit 6A

                    (7) Letter re: change in accounting principles - Not Applicable

                    (8)  Previously unfiled documents -  None

                    (9)  List of subsidiaries - None

                                   SIGNATURES

         Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              CLOVER COMMUNITY BANK


Date:  March 23, 1998                         By:  s/James C. Harris. Jr.
                                                   --------------------------
                                                   James C. Harris, Jr.
                                                   Its:  President



         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                                   Capacity                                             Date

s/Ruby M. Bennett                           Director                                             March 23,1998
-----------------------------
(Ruby M. Bennett)

s/Charles R. Burrell                        Director                                             March 23, 1998
-----------------------------
(Charles R. Burrell)

s/James C. Harris. Jr.                      President, Chief Executive Officer.                  March 23, 1998
-----------------------------               and Director
(James C. Harris. Jr.)

s/ Herbert Kirsh                            Chairman and Director                                March 23, 1998
-----------------------------
(Herbert Kirsh)

s/H. Marvin McCarter                        Director                                             March 23, 1998
-----------------------------
(H. Marvin McCarter)

s/James H. Owen, Jr.                        Director                                             March 23,1998
-----------------------------
(James H. Owen, Jr.)

s/Gwen M. Thompson                          Senior Vice President, Chief Financial and           March 23, 1998
-----------------------------                Accounting Officer, Cashier, Secretary
(Gwen M. Thompson)                           and Director

s/ William C. Turner                        Director                                             March 23, 1998
-----------------------------
(William C. Turner)

                                    Exhibit 6

                              CLOVER COMMUNITY BANK
                               1997 ANNUAL REPORT

Contents
                                                                           Page
Report to Shareholders                                                       2
Financial Summary                                                            3
Market for Common Stock and Dividends                                        4
Management's Discussion and Analysis of Financial
  Condition and Results of Operations                                        4
Independent Auditors' Report                                                21
Financial Statements                                                        22
Board of Directors                                                          39
Officers and Employees                                                      40

Financial Highlights
                                                         December 31,        Percent Change
                                                   ----------------------   ----------------
(Dollars in thousands, except per share)           1997     1996     1995   1997/96  1996/95
                                                   ----     ----     ----   -------  -------
Balance sheet
  Total interest earning assets                  $50,375  $49,770  $47,096     1.2%     5.7%
  Total assets                                    52,909   52,611   49,611      .6%     6.0%
  Total deposits                                  41,968   42,220   39,340     (.6)%    7.3%
  Shareholders' equity                             6,541    6,037    5,494     8.3%     9.9%
For the year
  Net interest income                            $ 2,375  $ 2,164  $ 2,084     9.8%     3.8%
  Provision for loan losses                            5       32       45   (86.4)%  (28.9)%
  Net income                                         903      804      718    12.3%    12.0%
Cash dividends paid                              $   505  $   202  $   152   150.0%    32.9%
Per share*
  Net income                                     $   .89  $   .80  $   .71    11.3%    12.7%
  Cash dividends paid                                .50      .20      .15   150.0%    33.3%
  Book value at year end                            6.47     5.97     5.43     8.4%     9.9%
Ratios
  Return on assets                                  1.72%    1.61%    1.49%
  Return on equity                                 14.84%   14.14%   14.63%

*Per share amounts have been retroactively adjusted to reflect a 2-for-1 stock split effective May 11, 1995.

Nature of Business and Location

         Clover Community Bank is a state chartered institution providing domestic commercial banking services to communities within its service area in York County, South Carolina from the following location:

                              Clover Community Bank
                              124 North Main Street
                          Clover, South Carolina 29710
                                 (803) 222-7660


--------------------------------------------------------------------------------
This Annual Report serves as the ANNUAL FINANCIAL DISCLOSURE STATEMENT furnished pursuant to Part 350 of the Federal Deposit Insurance Corporation's Rules and Regulations. THIS STATEMENT HAS NOT BEEN REVIEWED, OR CONFIRMED FOR ACCURACY OR RELEVANCE, BY THE FEDERAL DEPOSIT INSURANCE CORPORATION. Clover Community Bank will furnish free of charge a copy of the annual report on Form F-2 upon written request to Gwen M. Thompson, Senior Vice President, Clover Community Bank, Post Office Box 69, Clover, South Carolina 29710
--------------------------------------------------------------------------------

Report to the Shareholders of Clover Community Bank


Dear Shareholders,

         It is a pleasure to report on the year of 1997. What a great year for Clover Community Bank.

         First of all it marked the 10th year of service for the people of Clover. We celebrated this event with a "BBQ under a tent". A large crowd, estimated at around 1,200, customers and shareholders attended. It was fun to remember the past 10 years of growing and maturing.

         Secondly, it was great to see the bank continue to grow as an investment for our shareholders. We paid a dividend of $.50 per share, a 150% increase over the previous year, and still increased the shareholders equity by 8.3%. We were able to do this because of the increase in net income to $903,000 for 1997 from $804,000 for 1996. This represents a 12.3% increase from 1996 to 1997.

         The Board of Directors and our staff are dedicated to giving high quality service to everyone in the Clover area. We continue to upgrade our equipment to make sure that we are able to do this and we are always making plans to offer more services that we feel will also help accomplish our goals.

         The year 2000 is fast approaching and our Y2K Committee is at work to make sure that the century change does not affect your bank or our customers.




                                               Sincerely,



                                               James C. Harris, Jr.
                                               President and Chief
                                               Executive Officer

Financial Summary


                                                                 Years Ended December 31,
                                                                 ------------------------
                                                   1997        1996        1995        1994        1993
                                                   ----        ----        ----        ----        ----
                                                      (Dollars in thousands, except per share data)
Financial Condition
  Securities                                     $ 16,136    $ 16,016    $ 17,009    $ 15,019    $  8,810
  Allowance for loan losses                           272         270         245         248         257
  Net loans                                        31,614      31,282      27,975      26,007      26,288
  Premises and equipment - net                        760         842         924         622         651
  Total assets                                     52,909      52,611      49,611      46,852      40,747
  Noninterest bearing deposits                      3,890       3,341       3,494       2,499       2,172
  Interest bearing deposits                        38,078      38,879      35,846      35,605      33,947
  Total deposits                                   41,968      42,220      39,340      38,104      36,119
  Long-term debt                                    4,000       4,000       4,000       4,000           -
  Total liabilities                                46,368      46,574      44,117      42,359      36,371
  Total shareholders' equity                        6,541       6,037       5,494       4,493       4,376

Results of Operations
  Interest income                                $  4,222    $  3,986    $  3,891    $  3,231    $  3,157
  Interest expense                                  1,847       1,822       1,807       1,381       1,349
                                                 --------    --------    --------    --------    --------
  Net interest income                               2,375       2,164       2,084       1,850       1,808
  Provision for loan losses                             5          32          45           -          15
                                                 --------    --------    --------    --------    --------
  Net interest income
    after provision                                 2,370       2,132       2,039       1,850       1,793
  Securities gains                                      -           -           -           -           9
  Other income                                        341         297         267         253         207
  Other expenses                                    1,375       1,250       1,231       1,183       1,180
                                                 --------    --------    --------    --------    --------
  Income before income taxes                        1,336       1,179       1,075         920         829
  Income tax expense                                  433         375         357         334         284
                                                 --------    --------    --------    --------    --------
  Net income                                     $    903    $    804    $    718    $    586    $    545
                                                 ========    ========    ========    ========    ========

Per Share Data*
  Net income                                     $    .89    $    .80    $    .71    $    .58    $    .54
  Cash dividends declared                             .50         .20         .15        .125        .075
  Period end book value                              6.47        5.97        5.43        4.44        4.33

*Per share figures have been retroactively adjusted to reflect a 2-for-1 stock split effective May 11, 1995.

Market for Common Stock and Dividends


         Although a limited number of shares of common stock of Clover Community Bank (the "Bank") is traded from time to time on an individual basis, no established trading market has developed and none is expected to develop in the foreseeable future. The common stock is not traded on the NASDAQ National Market System, nor are there any market makers known to management.

         As of February 28, 1998, there were approximately 636 holders of record of the Bank's common stock, excluding individual participants in security position listings.

         The Bank has paid an annual cash dividend since 1991. In 1997 and 1996, the Bank declared and paid cash dividends of $.50 and $.20 per share, respectively. In February, 1998, the Bank paid a cash dividend of $.50 per share. The Board of Directors considers such factors as adequacy of capital to support future growth, regulatory capital requirements and profitability levels in making its decisions regarding cash dividends. South Carolina banking regulations restrict the amount of cash dividends that can be paid to shareholders. All of the Bank's cash dividends to shareholders are subject to the prior approval of the South Carolina Commissioner of Banking.


Management's Discussion and Analysis of Financial
Condition and Results of Operations


         This discussion is intended to assist in understanding the financial condition and results of operations of Clover Community Bank, and should be read in conjunction with the financial statements and related notes contained elsewhere in this report.

Earnings Performance

1997 Compared with 1996

         Clover Community Bank recorded a significant increase in earnings for 1997. Net income increased to $903,000 or $.89 per share, compared with $804,000 or $.80 per share for 1996. The return on average assets was 1.72% for 1997, compared with 1.61% for 1996. Return on average shareholders' equity increased to 14.84% for 1997, compared with 14.14% for 1996. The Bank declared and paid a substantially larger cash dividend in 1997 in recognition of its tenth anniversary. The 1997 cash dividend of $.50 per share represented an increase of 150% over the 1996 cash dividend of $.20 per share.

         The increase in net income for 1997 was caused primarily by higher net interest income. Net interest income increased by $211,000 due to higher volumes of interest earning assets at a more favorable interest rate spread. Interest expense increased by only $25,000 in 1997. The Bank reduced its provision for loan losses for 1997 by $27,000 as compared with 1996 because of the excellent performance of the loan portfolio in 1997. Management believes that the allowance for loan losses is adequate at its current level. Noninterest income increased $44,000 mainly due to higher service charges on deposit accounts. Noninterest expenses increased $125,000, primarily due to depreciation, amortization and maintenance expenses of the Bank's new computer equipment and software.

1996 Compared with 1995

         Net income for the year ended December 31, 1996 was $804,000 or $.80 per share, compared with $718,000 or $.71 per share for 1995. The return on average total assets increased to 1.61% for 1996, compared with 1.49% for 1995. Return on average shareholders' equity decreased, however, to 14.14% for 1996 from 14.63% for 1995 because the rate of growth of net income (12.0%) was less than the rate of growth of average shareholders equity (15.9%). Dividends paid to shareholders increased 33.3% from $.15 per share for 1995 to $.20 per share for 1996.

         The increase in net income for 1996 was due to increased interest income on loans and tax-exempt securities. Also, service charge income for 1996 was $34,000 greater than for 1995 and the Bank was able to reduce its provision for loan losses by $13,000 for 1996 while maintaining its allowance for loan losses at an acceptable level. The Bank was affected positively by a reduction of deposit insurance premium expense resulting from the Bank Insurance Fund's achieving its federally required funding level.

Net Interest Income

         Net interest income is the amount of interest earned on interest earning assets (loans, securities, time deposits in other banks, federal funds sold and other investments), less the interest expense incurred on interest bearing liabilities (interest bearing deposits and other borrowings), and is the principal source of the Bank's earnings. Net interest income is affected by the level of interest rates, volume and mix of interest earning assets and interest bearing liabilities and the relative funding of these assets.

         For analysis purposes, interest income from tax-exempt investments is adjusted to an amount which would have to be earned on taxable investments to produce the same after-tax yields. This adjusted amount is referred to as fully taxable equivalent ("FTE") interest income.

         FTE net interest income was  $2,467,000,  $2,250,000 and $2,126,000 for
1997, 1996 and 1995. The $217,000 increase in FTE net interest income for 1997 resulted from larger average amounts of earning assets and a slight 13 basis point increase in interest rates associated with these assets. Lower rates paid on interest bearing liabilities partially offset the effects of larger volumes of such funding sources. As a result, interest expense increased by only $25,000 in 1997.

         The table, "Average Balances, Yields and Rates", provides a detailed analysis of the effective yields and rates on the categories of interest earning assets and interest bearing liabilities for the years ended December 31, 1997, 1996, and 1995.

                       Average Balances, Yields and Rates

                                                                         Years Ended December 31,
                                                                         ------------------------
                                                     1997                             1996                            1995
                                      ------------------------------   ------------------------------   ----------------------------
                                                  Interest                         Interest                         Interest
                                      Average     Income/    Yields/    Average    Income/    Yields/    Average     Income/ Yields/
                                      Balances(1) Expense    Rates     Balances(1) Expense    Rates     Balances(1) Expense    Rates
                                      ----------- -------    -----     ----------- -------    -----     ----------- -------    -----
                                                                           (Dollars in thousands)
Assets
Time deposits in other banks          $    481   $     29     6.03%   $    495   $     31     6.26%   $    292    $     14     4.79%
Securities
  Taxable                               11,793        766     6.50%     12,249        785     6.41%     13,273         873     6.58%
  Tax-exempt (2)                         4,040        272     6.73%      3,661        253     6.91%      1,969         123     6.25%
                                      --------   --------             --------   --------             --------    --------
     Total investment securities        15,833      1,038     6.56%     15,910      1,038     6.52%     15,242         996     6.53%
Other investments                          377         26     6.90%        377         20     5.31%        374          30     8.02%
Federal funds sold                       2,004        109     5.44%      1,610         84     5.22%      2,775         162     5.84%
Loans (3)                               31,033      3,112    10.03%     29,206      2,899     9.93%     27,307       2,731    10.00%
                                      --------   --------             --------   --------             --------    --------
     Total interest earning assets      49,728      4,314     8.68%     47,598      4,072     8.55%     45,990       3,933     8.55%
Cash and due from banks                  1,555                           1,390                           1,417
Allowance for loan losses                 (270)                           (247)                           (272)
Premises and equipment                     800                             943                             656
Other assets                               673                             396                             355
                                      --------                        --------                        --------
     Total assets                     $ 52,486                        $ 50,080                        $ 48,146
                                      ========                        ========                        ========

Liabilities and shareholders' equity
Interest bearing deposits
  Interest bearing transaction
    accounts                          $ 11,824   $    261     2.21%   $  9,704   $    207     2.13%   $  9,154    $    217     2.37%
  Savings                                2,624         65     2.48%      2,815         80     2.84%      2,679          82     3.06%
  Time deposits $100M and over           4,352        207     4.76%      3,840        184     4.79%      3,546         152     4.29%
  Other time deposits                   19,784      1,080     5.46%     20,122      1,122     5.58%     20,295       1,107     5.45%
                                      --------   --------             --------   --------             --------    --------
     Total interest bearing
       deposits                         38,584      1,613     4.18%     36,481      1,593     4.37%     35,674       1,558     4.37%
Federal funds purchased                     41          2     4.88%         31          2     6.45%         15           1     6.67%
Long-term debt                           4,000        232     5.80%      4,000        227     5.68%      4,000         248     6.20%
                                      --------   --------             --------   --------             --------    --------
     Total interest bearing
       liabilities                      42,625      1,847     4.33%     40,512      1,822     4.50%     39,689       1,807     4.55%
Noninterest bearing demand
  deposits                               3,362                           3,460                           3,247
Other liabilities                          416                             420                             301
Shareholders' equity                     6,083                           5,688                           4,909
                                      --------                        --------                        --------
     Total liabilities and
       shareholders' equity           $ 52,486                        $ 50,080                        $ 48,146
                                      ========                        ========                        ========
Interest rate spread (4)                                     4.35%                            4.05%                            4.00%
Net interest income and net yield
  on earning assets (5)                          $  2,467    4.96%               $  2,250     4.73%               $  2,126     4.62%
Interest free funds supporting
  earning assets (6)                  $  7,103                        $  7,086                        $  6,301

(1)  Average balances are computed on a daily basis.
(2) Computed on a fully taxable equivalent basis using a federal income tax rate of 34%.
(3) Nonaccruing loans are included in the average loan balances and income on such loans is recognized on a cash basis.
(4) Total interest bearing assets yield less the total interest bearing liabilities rate.
(5)  Net interest income divided by total interest earning assets.
(6)  Total interest earning assets less total interest bearing liabilities.

         The table, "Volume and Rate Variance Analysis", provides a summary of changes in FTE net interest income resulting from changes in volumes of interest earning assets and interest bearing liabilities, and the rates earned and paid on such assets and liabilities.

                                             Volume and Rate Variance Analysis

                                                        1997 Compared to 1996            1996 Compared to 1995
                                                     ----------------------------     ------------------------
                                                     Volume(1)   Rate (1)  Total      Volume(1)   Rate (1)  Total
                                                     ---------   --------  -----      ---------   --------  -----
                                                                        (Dollars in thousands)

Time deposits in other banks                         $   (1)    $   (1)   $   (2)     $   12     $    5    $   17
Taxable securities                                      (29)        10       (19)        (66)       (22)      (88)
Tax-exempt securities (2)                                25         (6)       19         116         14       130
Other investments                                         -          6         6           -        (10)      (10)
Federal funds sold                                       21          4        25         (62)       (16)      (78)
Loans                                                   183         30       213         188        (20)      168
                                                     ------     ------    ------      ------     ------    ------
          Total interest income                         199         43       242         188        (49)      139
                                                     ------     ------    ------      ------     ------    ------
Interest bearing deposits
  Interest bearing transaction accounts                  47          7        54          15        (25)      (10)
  Savings                                                (5)       (10)      (15)          3         (5)       (2)
  Time deposits $100M and over                           24         (1)       23          13         19        32
  Other time deposits                                   (19)       (23)      (42)         (9)        24        15
Federal funds purchased                                   1         (1)        -           1          -         1
Long-term debt                                            -          5         5           -        (21)      (21)
                                                     ------     ------    ------      ------     ------    ------
          Total interest expense                         48        (23)       25          23         (8)       15
                                                     ------     ------    ------      ------     ------    ------
          Net interest income                        $  151     $   66    $  217      $  165     $  (41)   $  124
                                                     ======     ======    ======      ======     ======    ======

(1) The rate/volume variance for each category has been allocated on a consistent basis between rate and volume variances based on the percentage of rate or volume variance to the sum of the two absolute variances except in categories having balances in only one period. In such cases, the entire variance is attributed to volume differences.
(2) Computed on a fully taxable equivalent basis using a federal income tax rate of 34%.

         During 1998, management expects that interest rates will move within a narrow range, and management has not identified any factors that would cause interest rates to increase sharply in a short period of time. Therefore, any improvements in net interest income for 1998 are expected to be largely the result of increases in the volume of interest earning assets and liabilities or changes in the mix of interest earning assets, such as increased loan volume. Management expects to continue to use marketing strategies to increase the Bank's market share for both deposits and quality loans within its service area. These strategies involve offering attractive interest rates and continuing the Bank's commitment to providing outstanding customer service.

Interest Rate Sensitivity

         Interest rate sensitivity measures the timing and magnitude of the repricing of assets compared with the repricing of liabilities and is an important part of asset/liability management. The objective of interest rate sensitivity management is to generate stable growth in net interest income, and to control the risks associated with interest rate movements. Management constantly reviews interest rate risk exposure and the expected interest rate environment so that adjustments in interest rate sensitivity can be timely made.

         The table, "Interest Sensitivity Analysis", indicates that, on a cumulative basis through twelve months, rate sensitive liabilities exceeded rate sensitive assets, resulting in a liability sensitive position at the end of 1997 of $7,075,000, for a cumulative gap ratio of .81. When interest sensitive assets exceed interest sensitive liabilities for a specific repricing "horizon", a positive interest sensitivity gap results. The gap is negative when interest sensitive liabilities exceed interest sensitive assets, as was the case at the end of 1997 with respect to the one year time horizon. For a bank with a negative gap, falling interest rates would be expected to have a positive effect on net interest income and rising rates would be expected to have the opposite effect.

         The table below reflects the balances of interest earning assets and interest bearing liabilities at the earlier of their repricing or maturity dates. Amounts of fixed rate loans are reflected at the loans' final maturity dates. Variable rate loans are reflected at the earlier of their contractual maturity date or the date at which the loan may be repriced contractually. Deposits in other banks and debt securities are reflected at the earlier of each instrument's repricing date for variable rate instruments or the ultimate maturity date for fixed rate instruments. Overnight federal funds sold are reflected in the earliest repricing interval due to the immediately available nature of these funds. Interest bearing liabilities with no contractual maturity, such as interest bearing transaction accounts and savings deposits are reflected in the earliest repricing interval due to contractual arrangements which give management the opportunity to vary the rates paid on these deposits within a thirty-day or shorter period. However, the Bank is under no obligation to vary the rates paid on those deposits within any given period. Fixed rate time deposits, principally certificates of deposit, are reflected at their contractual maturity dates. Federal funds purchased and long-term debt are presented in the earliest repricing interval because their rates are adjustable immediately by the lenders.

                                               Interest Sensitivity Analysis

                                                                           December 31, 1997
                                                                           -----------------
                                                       Within        4-12       Over 1-5      Over 5
                                                      3 Months      Months       Years        Years         Total
                                                      --------      ------       -----        -----         -----
                                                                         (Dollars in thousands)
Interest earning assets
  Time deposits in other banks                        $    147     $      -     $    294     $      -     $    441
  Securities
    Fixed rate                                             810            -        3,983        2,519        7,312
    Variable rate                                        8,667          157                                  8,824
  Other investments                                        377            -            -            -          377
  Federal funds sold                                     1,535            -            -            -        1,535
  Loans(1)
    Fixed rate                                           1,202        2,447       11,396        1,227       16,272
    Variable rate                                       15,514           30            -            -       15,544
                                                      --------     --------     --------     --------     --------
          Total interest earning assets                 28,252        2,634     $ 15,673     $  3,746     $ 50,305
                                                      --------     --------     ========     ========     ========

Interest bearing liabilities
  Interest bearing deposits
    Interest bearing transaction accounts             $ 12,294     $      -     $      -     $      -     $ 12,294
    Savings                                              2,439            -            -            -        2,439
    Time deposits $100M and over                           737        2,123        1,393            -        4,253
    Other time deposits                                  5,729       10,639        2,697           27       19,092
  Long-term debt                                         4,000            -            -            -        4,000
                                                      --------     --------     --------     --------     --------
          Total interest bearing liabilities            25,199       12,762     $  4,090     $     27     $ 42,078
                                                      --------     --------     ========     ========     ========

Interest sensitivity gap                              $  3,053     $(10,128)
Cumulative interest sensitivity gap                   $  3,053     $ (7,075)
Gap ratio                                                 1.12          .21
Cumulative gap ratio                                      1.12          .81

(1) Loans are net of nonaccruing loans totaling $70,000 and net unamortized deferred loan fees of $30,000.

Provision for Loan Losses

         The provision for loan losses is charged to earnings based on management's continuing review and evaluation of the loan portfolio and general economic conditions. Provisions for loan losses were $5,000, $32,000 and $45,000 for the years ended December 31, 1997, 1996 and 1995, respectively. The steadily decreasing provisions are the result of continued favorable economic conditions and the outstanding performance of the Bank's loan portfolio. Gross charge-offs in 1997 and 1996 were only $10,000 for each year, and were $50,000 in 1995. Recovery rates on previously charged-off loans has been good as well. In addition, non-accrual, past due and other unfavorable performance-characteristic loans continue to be experienced at only nominal levels. See "Impaired Loans" and "Allowance for Loan Losses" for a discussion of the factors management considers in its review of the adequacy of the allowance and provision for loan losses.

Other Income

         Noninterest income for 1997 increased $44,000 or 14.8% compared with an increase of $30,000 or 11.2% for 1996 compared with the 1995 period. Service charges on deposit accounts increased $39,000 in 1997 compared with 1996, and increased $34,000 in 1996 compared with 1995. These increases were caused primarily by increased chargeable account activity. There have been no significant realized securities gains on losses in any of the past three years.

Other Expenses

         Noninterest expenses for 1997 increased $125,000 or 10.0%, compared with an increase of $19,000 or 1.5% for 1996. Salaries and employee benefits accounted for $34,000 of the increase in 1997, and increased $26,000 in 1996. Net occupancy and furniture and equipment expenses increased by $56,000 in 1997, largely as a result of the Bank's acquisition of new data processing equipment and software that was placed in service late in the second quarter of 1996. The year 1997 was the first full year of depreciation, amortization and maintenance expenses for these assets.

         Noninterest overhead expenses for 1998 are expected to surpass the amounts for 1997 in most categories due in part because of continued growth and investment in technology, along with some inflationary increases. Management believes that continued investment in technology is necessary to provide expansion of products and services that will be needed to keep the Bank competitive. However, growth in noninterest expenses is being closely monitored and cost control continues to be emphasized by management where possible in order to achieve profitability objectives and attain the goals of growth and outstanding customer service in the Bank's market area.

Income Taxes

         For 1997, federal and state income tax expense increased to $433,000 from $375,000 in 1996. This increase was due to higher taxable earnings. The effective income tax rate (income tax expense divided by income before income taxes) was 32.4% for 1997 compared with 31.8% for 1996.

Securities

         The following table summarizes the carrying amounts of securities held by the Bank at each of the dates indicated.

                        Securities Portfolio Composition

                                           1997          1996          1995
                                        Available-    Available-    Available-
                                         for-Sale      for-Sale      for-Sale
                                         --------      --------      --------
                                                (Dollars in thousands)

U.S. Treasury                           $      998    $      994    $    2,000
U.S. Government agencies                     2,978         2,987         3,548
State, county and municipal                  4,188         4,087         3,232
Mortgage-backed securities                   7,972         7,948         8,229
                                        ----------    ----------    ----------
     Total                              $   16,136    $   16,016    $   17,009
                                        ==========    ==========    ==========

Available-for-sale securities are stated at estimated fair value.

         The following table presents maturities and weighted average yields of securities at December 31, 1997.

                   Securities Portfolio Maturities and Yields

                                                           December 31, 1997
                                                           -----------------
                                                        Available-
                                                         for-Sale        Yield
                                                         --------        -----
                                                        (Dollars in thousands)
U.S. Treasury
  After one through five years                          $      998         5.83%
                                                        ----------

U.S. Government agencies
  After one through five years                               1,454         5.55%
  After five through ten years                               1,524         7.36%
                                                        ----------
                                                             2,978         6.47%
                                                        ----------
State, county and municipal (1)
  Within one year                                              808         6.06%
  After one through five years                               2,529         6.54%
  After five through ten years                                 851         6.35%
                                                        ----------
                                                             4,188
                                                        ----------

Mortgage-backed securities (2)
  After one through five years                                  68         5.50%
  After five through ten years                                  64         6.02%
  Over ten years                                             7,840         6.60%
                                                        ----------
                                                             7,972         6.58%
                                                        ----------

Total
  Within one year                                              808         6.06%
  After one through five years                               5,049         6.10%
  After five through ten years                               2,439         6.97%
  Over ten years                                             7,840         6.60%
                                                        ----------

          Total                                         $   16,136         6.47%
                                                        ==========

(1) Computed on a fully taxable equivalent basis using a federal income tax rate of 34%.
(2) Maturity categories based upon final stated maturity dates. Average maturity is substantially shorter because of the monthly return of principal on certain securities.

         In December 1995, securities classified as held-to-maturity with an amortized cost of $4,920,000 and an estimated fair value of $5,076,000 were transferred on a one-time basis to the available-for-sale category. The transfer was made in accordance with provisions of the Special Report on implementation of Statement of Financial Accounting Standards ("SFAS") No. 115 issued by the Financial Accounting Standards Board. During 1997 and 1996, there were no sales or transfers of held-to-maturity securities.

         Management assigns securities upon purchase into one of the categories (trading, available-for-sale and held-to-maturity) designated by Statement of Financial Accounting Standards ("SFAS") No. 115 based on intent, taking into consideration other factors including expectations for changes in market rates of interest, liquidity needs, asset/liability management strategies, and capital requirements. The bank has never held securities for trading purposes.

         All mortgage-backed securities held by the bank as of December 31, 1997 were issued by the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association.

         At December 31, 1997, the Bank had concentrated an amortized cost of $1,276,000 into Clover, South Carolina School District bonds (Moody's rating AA) carried in the balance sheet at an estimated fair value of $1,280,000 and an amortized cost of $704,000 into Fairfield County, South Carolina School District bonds (Moody's rating AAA) carried in the balance sheet at an estimated fair value of $711,000. Management is not aware of any special risks involving these investments.

Loan Portfolio

         Management believes the loan portfolio is adequately diversified. There are no significant concentrations of loans in any particular individuals or industry or group of related individuals or industries, and there are no foreign loans.

         The amount of loans outstanding at December 31, 1997, 1996, and 1995 are shown in the following table according to type of loan:

                           Loan Portfolio Composition

                                                                           December 31,
                                                  ----------------------------------------------------------------
                                                          1997                  1996                  1995
                                                  -------------------   -------------------   --------------------
                                                   Amount        %       Amount        %       Amount        %
                                                   ------      ------    ------       -----    ------      -----
                                                                      (Dollars in thousands)

Commercial and industrial                         $  5,611      17.6%   $  5,917      18.7%   $  5,101      18.1%
Real estate - construction                           6,447      20.2%      5,445      17.2%      2,523       8.9%
Real estate - mortgage
   Farmland                                            244        .7%        185        .6%        226        .8%
   1-4 family residential                           11,359      35.6%     11,034      35.0%     11,597      41.0%
   Multifamily (5 or more) residential                   -          -          -         -           3         -
   Nonfarm, nonresidential                           5,092      16.0%      5,966      18.9%      6,032      21.4%
Consumer installment                                 3,163       9.9%      3,037       9.6%      2,767       9.8%
                                                  --------     ------   --------     ------   --------     ------
           Total                                  $ 31,916     100.0%   $ 31,584     100.0%   $ 28,249     100.0%
                                                  ========     ======   ========     ======   ========     ======


         A certain degree of risk taking is inherent in the extension of credit. Management has established loan and credit policies designed to control both the types and amounts of risks assumed and to ultimately minimize losses. Such policies include limitations on loan-to-collateral values for various types of collateral, requirements for appraisals of real estate collateral, problem loan management practices and collection procedures, and nonaccrual and charge-off guidelines.

         Commercial and industrial loans primarily represent loans made to businesses, and may be made on either a secured or an unsecured basis. When taken, collateral consists of liens on receivables, equipment, inventories, furniture and fixtures. Unsecured business loans are generally short-term with emphasis on repayment strengths and low debt to worth ratios. During 1997, total commercial and industrial loans decreased $306,000 or 5.2%. Also, loans mainly for business or investment purposes that are secured by real estate (nonfarm, nonresidential) decreased by $874,000 or 14.6%. Commercial lending involves significant risk because repayment usually depends on the cash flows generated by a borrower's business, and the debt service capacity of a business can deteriorate because of downturns in national and local economic conditions. To control risk, more in-depth initial and continuing financial analysis of a borrower's cash flows and other financial information is generally required.

         Real estate construction loans generally consist of financing the construction of 1-4 family dwellings and some nonfarm, nonresidential real estate. Usually, loan to cost ratios are limited to 75% to 80% and permanent financing commitments are usually required prior to the advancement of loan proceeds.

         Loans secured by real estate mortgages comprised approximately 52% and 55% of the Bank's loan portfolio at the end of 1997 and 1996, respectively. Real estate mortgage loans of all types decreased by $490,000 during 1997. Residential real estate loans consist mainly of first and second mortgages on single family homes. Loan-to-value ratios for these instruments are generally limited to 80%. Nonfarm, nonresidential loans are secured by business and commercial properties with loan-to-value ratios generally limited to 75%. The repayment of both residential and business real estate loans is dependent primarily on the income and cash flows of the borrowers, with the real estate serving as a secondary or liquidation source of repayment.

Maturity Distribution of Loans

         The following table sets forth the maturity distribution of the Bank's loans, by type, as of December 31, 1997, as well as the type of interest requirement on such loans.

                                                                     December 31, 1997
                                                                     -----------------
                                                       1 Year        1-5        5 Years
                                                      or Less       Years       or More       Total
                                                      -------       -----       -------       -----
                                                                   (Dollars in thousands)

Commercial and industrial                             $  2,127     $  2,876     $    608     $  5,611
Real estate - construction                               3,785        2,564           98        6,447
Real estate - mortgage                                   1,252        8,477        6,966       16,695
Consumer installment                                       901        2,216           46        3,163
                                                      --------     --------     --------     --------
     Total                                            $  8,065     $ 16,133     $  7,718     $ 31,916
                                                      ========     ========     ========     ========

Predetermined rate, maturity
  greater than one year                                            $ 11,373     $  1,228     $ 12,601
                                                                   ========     ========     ========

Variable rate or maturity
  within one year                                     $  8,065     $  4,760     $  6,490     $ 19,315
                                                      ========     ========     ========     ========

Impaired Loans

         A loan is considered to be impaired when, in management's judgment based on current information and events, it is probable that the obligation's principal or interest will not be collectible in accordance with the terms of the original loan agreement. Impaired loans, when not material, are carried in the balance sheet at a value not to exceed their observable market price or the fair value of the collateral if the repayment of the loan is expected to be provided solely by the underlying collateral. The carrying value of any material impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, which is the contractual interest rate adjusted for any deferred loan fees or costs, premium or discount existing at the inception or acquisition of the loan.

         Loans which management has identified as impaired generally are nonperforming loans. Nonperforming loans include nonaccrual loans or loans which are 90 days or more delinquent as to principal or interest payments. Following is a summary of the Bank's impaired loans:

                          Nonaccrual and Past Due Loans

                                                                December 31,
                                                                ------------
                                                          1997     1996     1995
                                                          ----     ----     ----
                                                          (Dollars in thousands)

Nonaccrual loans                                          $ 70     $ 50     $170
Accruing loans 90 days or more past due                      7        -        -
                                                          ----     ----     ----
     Total                                                $ 77     $ 50     $170
                                                          ====     ====     ====

Percent of total loans                                     .2%      .2%      .6%

         Generally, the accrual of interest is discontinued on impaired loans and any previously accrued interest on such loans is reversed against current income. Any subsequent interest income is recognized on a cash basis when received unless collectibility of a significant amount of principal is in serious doubt. In such cases, collections are credited first to the remaining principal balance on a cost recovery basis. An impaired loan is not returned to accrual status unless principal and interest are current and the borrower has demonstrated the ability to continue making payments as agreed. The effects of interest income accrued and collected on impaired loans were immaterial to the financial statements for 1997, 1996 and 1995.

         At December 31, 1997, there were no commitments to lend additional funds to debtors owing amounts on nonaccrual loans.

Allowance for Loan Losses

         The allowance for loan losses is increased by direct charges to operating expense. Losses on loans are charged against the allowance in the period in which management has determined that it is more likely than not such loans have become uncollectible. Recoveries of previously charged off loans are credited to the allowance. The table, "Summary of Loan Loss Experience", summarizes loan balances at the end of each period indicated, averages for each period, changes in the allowance arising from charge-offs and recoveries by loan category, and additions to the allowance which have been charged to expense.

         In reviewing the adequacy of the allowance for loan losses at each year end, management took into consideration the historical loan losses experienced by the bank, current economic conditions affecting the borrowers' ability to repay, the volume of loans, and the trends in delinquent, nonaccruing, and any potential problem loans, and the quality of collateral securing nonperforming and problem loans. After charging off all known losses, management considers the allowance for loan losses adequate to cover its estimate of possible future loan losses inherent in the loan portfolio as of December 31, 1997.

         In calculating the amount required in the allowance for loan losses, management applies a consistent methodology that is updated quarterly. The methodology utilizes a loan risk grading system and detailed loan reviews to assess credit risks and the overall quality of the loan portfolio, as well as considering other off-balance-sheet credit risks such as loan commitments and standby letters of credit. Also, the calculation provides for management's assessment of trends in national and local economic conditions that might affect the general quality of the loan portfolio.

                         Summary of Loan Loss Experience

                                                                       Years Ended December 31,
                                                                       ------------------------
                                                                    1997         1996         1995
                                                                    ----         ----         ----
                                                                       (Dollars in thousands)
Total loans outstanding at end of period,
  net of deferred net loan fees                                   $ 31,886     $ 31,552     $ 28,220
Average amount of loans outstanding                                 31,033       29,206       27,307
Balance of allowance for loan losses - beginning                       270          245          248
                                                                  --------     --------     --------
Loans charged off
  Commercial and industrial                                              4            -           40
  Consumer installment                                                   6           10           10
                                                                  --------     --------     --------
     Total charge-offs                                                  10           10           50
                                                                  --------     --------     --------
Recoveries of loans previously charged-off
  Commercial and industrial                                              4            -            -
  Consumer installment                                                   3            3            2
                                                                  --------     --------     --------
     Total recoveries                                                    7            3            2
                                                                  --------     --------     --------
Net charge-offs (recoveries)                                             3            7           48
                                                                  --------     --------     --------
Additions to allowance charged to expense                                5           32           45
                                                                  --------     --------     --------
Balance of allowance for loan losses - ending                     $    272     $    270     $    245
                                                                  ========     ========     ========
                                                                       Years Ended December 31,
                                                                       ------------------------
                                                                    1997         1996         1995
                                                                    ----         ----         ----
Ratios
  Net charge-offs to average loans outstanding                        .01%         .02%         .18%
  Net charge-offs to loans at end of period                           .01%         .02%         .17%
  Allowance for loan losses to average loans                          .88%         .92%         .90%
  Allowance for loan losses to loans at end of period                 .85%         .86%         .87%
  Net charge-offs to allowance for loan losses                       1.10%        2.59%       19.59%
  Net charge-offs to provision for loan losses                      60.00%       21.88%      106.67%

         The following table presents the allocation of the allowance for loan losses at the end of each of the last three years, compared with the percent of loans in the applicable categories to total loans.

                     Allocation of Allowance for Loan Losses

                                                                        December 31,
                                             ---------------------------------------------------------------
                                                     1997                  1996                  1995
                                             -------------------   -------------------   -------------------
                                                          % of                  % of                  % of
                                              Amount      Loans     Amount      Loans     Amount      Loans
                                              ------      -----     ------      -----     ------      -----
                                                                  (Dollars in thousands)
Commercial and industrial                    $     57      17.6%   $     56      18.7%   $     68      18.1%
Real estate - construction                         48      20.2%         42      17.2%         19       8.9%
Real estate - mortgage                            125      52.3%        130      54.5%        134      63.2%
Consumer installment                               42       9.9%         42       9.6%         24       9.8%
                                             --------     ------   --------     ------   --------     ------
     Total                                   $    272     100.0%   $    270     100.0%   $    245     100.0%
                                             ========     ======   ========     ======   ========     ======

Deposits

         The average amounts and percentage composition of deposits held by the Bank for the years ended December 31, 1997, 1996 and 1995, are summarized below:

                                Average Deposits

                                                               Years Ended December 31,
                                                               ------------------------
                                                    1997                  1996                  1995
                                                    ----                  ----                  ----
                                             Amount        %       Amount        %       Amount        %
                                             -------     ------    -------     ------    -------    -------
                                                               (Dollars in thousands)

Noninterest bearing demand                  $  3,362       8.0%   $  3,460       8.7%   $  3,247       8.3%
Interest bearing transaction accounts         11,824      28.2%      9,704      24.3%      9,154      23.5%
Savings                                        2,624       6.3%      2,815       7.0%      2,679       6.9%
Time deposits $100M and over                   4,352      10.4%      3,840       9.6%      3,546       9.1%
Other time                                    19,784      47.1%     20,122      50.4%     20,295      52.2%
                                            --------     ------   --------     ------   --------     ------
     Total deposits                         $ 41,946     100.0%   $ 39,941     100.0%   $ 38,921     100.0%
                                            ========     ======   ========     ======   ========     ======

         As of December 31, 1997, the Bank held $4,253,000 in time deposits of $100,000 or more with approximately $737,000 maturing within three months, $913,000 maturing over three through six months, $1,210,000 maturing over six through twelve months, and $1,393,000 maturing over twelve months. Average time deposits $100,000 and over comprised approximately 10% of total average deposits during 1997, 1996 and 1995. The vast majority of time deposits $100,000 and over are acquired from customers within the Bank's service area in the ordinary course of business. The Bank does not purchase brokered deposits. While most of the large time deposits are acquired from customers with standing relationships with the Bank, it is a common industry practice not to consider these types of deposits as core deposits because their retention can be expected to be heavily influenced by rates offered, and therefore such deposits may have the characteristics of shorter-term purchased funds. Certificates of deposit $100,000 and over involve the maintenance of an appropriate matching of maturity distribution and a diversification of sources to achieve an appropriate level of liquidity.

Return on Equity and Assets

         The following table shows the return on assets (net income divided by average total assets), return on equity (net income divided by average equity), dividend payout ratio (dividends declared per share divided by net income per share), and equity to assets ratio (average equity divided by average total assets) for each period indicated.

                                                  Years Ended December 31,
                                                  ------------------------
                                                1997        1996        1995
                                                ----        ----        ----

          Return on assets                       1.72%       1.61%       1.49%
          Return on equity                      14.84%      14.14%      14.63%
          Dividend payout ratio                 56.18%      25.00%      21.13%
          Equity to assets ratio                11.59%      11.36%      10.20%

Liquidity

         Liquidity is the ability to meet current and future obligations through liquidation or maturity of existing assets or the acquisition of additional liabilities. Adequate liquidity is necessary to meet the requirements of customers for loans and deposit withdrawals in the most timely and economical manner. Some liquidity is ensured by maintaining assets which may be immediately converted into cash at minimal cost (amounts due from banks and federal funds sold). However, the most manageable sources of liquidity are composed of liabilities, with the primary focus on liquidity management being on the ability to obtain deposits within the Bank's service area. Core deposits (total deposits less time deposits of $100,000 and over) provide a relatively stable funding base, and the average of these deposits represented 71.6% of average total assets during 1997, 72.1% of average total assets during 1996, and 73.5% of average total assets during 1995. The Bank has available at the end of 1997 unused short-term lines of credit to purchase up to $2,250,000 of federal funds from unrelated correspondent institutions and an undrawn long-term debt availability from the Federal Home Loan Bank of Atlanta of $2,000,000. Asset liquidity is provided from several sources, including amounts due from banks and federal funds sold. Available-for-sale securities maturing within one year provide a secondary source of liquidity. Funds from maturing loans provide an additional source of liquidity. Management believes that the Bank's overall liquidity sources are adequate to meet its operating needs.

         Understanding the changes in the Bank's financial condition and liquidity is enhanced by reviewing the changes in the size and composition of the various categories of earning and non-earning assets due to cash flows and the sources of cash for those changes. The table, "Sources and Uses of Cash", is closely related to the statement of cash flows appearing in the financial statements and related notes contained elsewhere in this report. The information in this table focuses on changes in year end balances between 1997 and 1996, and between 1996 and 1995, caused by cash flows.

         As shown in the table, net decreases core deposits comprised 1.0% of all uses of funds in 1997. During 1996, net increases in core deposits provided 49.5% of the Bank's funding sources. Additionally, decreases in time deposits of $100,000 and over made up 31.1% of cash uses in 1997 compared with providing 16.5% of funding sources in 1996. Sources of funds in 1997 were limited primarily to operating activities (net income adjusted for certain non-cash transactions such as depreciation, etc.). Other uses of funds in 1997 were to fund increases in federal funds sold, loans and to purchase premises and equipment.

                            Sources and Uses of Cash

                                                              Increase (Decrease) December 31,
                                                              --------------------------------
                                                          1997         %         1996         %
                                                        --------   --------    ---------    -------
                                                                   (Dollars in thousands)
Sources of cash
  Core deposits
    Noninterest bearing demand                          $      -          -    $   (154)     (3.5)%
    Interest bearing transaction accounts                      -          -       2,525      57.9%
    Savings                                                    -          -          75       1.7%
    Time deposits under $100M                                  -          -        (288)     (6.6)%
                                                        --------    -------    --------    -------
      Total core deposits                                      -          -       2,158      49.5%
                                                        --------    -------    --------    -------
  Time deposits $100M and over                                 -          -         721      16.5%
                                                        --------    -------    --------    -------
  Shareholders' equity
    Payment of cash dividends                               (505)    (64.4)%       (202)     (4.6)%
    Operating activities                                     970     123.7%         685      15.7%
                                                        --------    -------    --------    -------
      Total shareholders' equity                             465      59.3%         483      11.1%
                                                        --------    -------    --------    -------
  Earning assets
    Time deposits in other banks                              55       7.0%           -          -
    Securities                                                22       2.8%         886      20.3%
                                                        --------    -------    --------    -------
      Total earning assets                                    77       9.8%         886      20.3%
                                                        --------    -------    --------    -------
  Non-earning assets
    Cash and due from banks                                  242      30.9%           -          -
    Sales of other real estate                                 -          -         112       2.6%
                                                        --------    -------    --------    -------
      Total non-earning assets                               242      30.9%         112       2.6%
                                                        --------    -------    --------    -------
      Total sources of cash                                  784     100.0%       4,360     100.0%
                                                        ========    =======    ========    =======

Uses of cash
  Core deposits
    Noninterest bearing demand                          $   (549)    (70.0)%   $      -          -
    Interest bearing transaction accounts                   (490)    (62.5)%          -          -
    Savings                                                  303      38.6%           -          -
    Time deposits under $100M                                744      94.9%           -          -
                                                        --------    -------    --------    -------
      Total core deposits                                      8       1.0%           -          -
                                                        --------    -------    --------    -------
  Time deposits $100M and over                               244      31.1%           -          -
                                                        --------    -------    --------    -------
  Borrowings
    Federal funds purchased                                    -          -         300       6.9%
                                                        --------    -------    --------    -------
  Earning assets
    Time deposits in other banks                               -          -           5       0.1%
    Federal funds sold                                       205      26.1%         330       7.6%
    Loans made to customers                                  295      37.7%       3,412      78.2%
                                                        --------    -------    --------    -------
      Total earning assets                                   500      63.8%       3,747      85.9%
                                                        --------    -------    --------    -------
  Non-earning assets
    Cash and due from banks                                    -          -         300       6.9%
    Premises and equipment                                    32       4.1%          13       0.3%
                                                        --------    -------    --------    -------
      Total non-earning assets                                32       4.1%         313       7.2%
                                                        --------    -------    --------    -------
      Total uses of cash                                $    784     100.0%    $  4,360     100.0%
                                                        ========    =======    ========    =======

Capital Resources

         Shareholders' equity of the Bank increased by $504,000 and $543,000 during 1997 and 1996, respectively. During 1997, net income increased shareholders' equity by $903,000 and unrealized holding gains and losses on available-for-sale securities totaling $106,000 increased shareholders' equity. Cash dividends of $505,000 decreased shareholders' equity in 1997. During 1996, net income increased shareholders' equity $804,000. Cash dividends of $202,000 and changes in unrealized holding gains and losses on available-for-sale securities totaling $59,000 decreased shareholders' equity in 1996.

         The Bank is subject to regulatory risk-based capital adequacy standards. Under those standards, banks are required to maintain certain minimum ratios of capital to risk-weighted assets and average total assets. Under the provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA), federal bank regulatory authorities are required to implement prescribed "prompt corrective actions" upon the deterioration of the capital position of a bank. If the capital position of an affected institution were to fall below certain levels, increasingly stringent regulatory corrective actions are mandated. Unrealized holding gains and losses on available-for-sale securities are excluded for purposes of calculating regulatory capital ratios. However, the extent of any unrealized appreciation or depreciation on securities will continue to be a factor that regulatory examiners consider in their overall assessment of a bank's capital adequacy.

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios set forth in the table below of Total and Tier I capital, as defined in the regulations, to risk weighted assets, as defined, and of Tier I capital, as defined, to average assets, as defined. Management believes, as of December 31, 1997, that the Bank exceeds all capital adequacy minimum requirements to which it is subject.

         As of December 31, 1997, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum Total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category. The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                  Minimum           Minimum to
                                                                                for Capital           be Well
                                                                Actual            Adequacy         Capitalized
                                                            --------------     --------------     --------------
                                                            Amount   Ratio     Amount   Ratio     Amount   Ratio
                                                            ------   -----     ------   -----     ------   -----
                                                                           (Dollars in thousands)
December 31, 1997
  Total capital to risk weighted assets                     $6,645   19.3%    >$2,753  > 8.0%    >$3,441  >10.0%
                                                                              -        -         -        -
  Tier I capital to risk weighted assets                    $6,373   18.5%    >$1,376  > 4.0%    >$2,065  > 6.0%
                                                                              -        -         -        -
  Tier I capital to average assets (leverage)               $6,373   12.1%    >$1,585  > 3.0%    >$2,642  > 5.0%
                                                                              -        -         -        -

December 31, 1996
  Total capital to risk weighted assets                     $6,245   19.4%    >$2,572  > 8.0%    >$3,215  >10.0%
                                                                              -        -         -        -
  Tier I capital to risk weighted assets                    $5,975   18.6%    >$1,286  > 4.0%    >$1,929  > 6.0%
                                                                              -        -         -        -
  Tier I capital to average assets (leverage)               $5,975   12.0%    >$1,499  > 3.0%    >$2,498  > 5.0%
                                                                              -        -         -        -

Year 2000 Compliance

         The end of the century presents a technological problem to computer-dependent organizations such as a bank. Because of the high costs of electronic storage and memory, early computer programmers adopted a convention of using only two digits to designate the year in a date. Unless appropriate systems testing and correction are undertaken, the viability of banking operations could be seriously jeopardized when the year 2000 arrives.

         Clover Community Bank's management is aware of the importance of the year 2000 issue. All of the Bank's data processing equipment and software is potentially susceptible to failure due to this cause. Certain other non-computer equipment and systems, such as vault doors and telephone systems, may also be affected. Management has appointed a committee of senior officers and other personnel to carefully review the Bank's potentially affected systems and equipment to determine that the actions necessary to ensure that correct, uninterrupted functioning of these devices across the millennial threshold are initiated.

         The Bank's primary federal regulator, the Federal Deposit Insurance Corporation ("FDIC") is also concerned with this issue. The FDIC has issued policy statements which require the Bank to consider adequately the responses needed to ensure that systems are able to make the year 2000 transition successfully. The FDIC has established time frames for completion of various elements of the Bank's review and implementation process and intends to perform examinations of institutions specifically to evaluate progress toward achieving year 2000 readiness.

         Management has determined that the Bank's new mainframe computer equipment acquired in 1996 is year 2000 compliant, and has been assured by the Bank's primary application software vendors that any and all changes needed to achieve or maintain such compliance will be made in a timely manner. Final testing of the mainframe equipment and related software is planned to be completed early in the first quarter of 1999. However, the mainframe's operating system software vendor has not yet commented on a timetable for year 2000 testing and compliance. Other microcomputer equipment and software has been or will be tested for year 2000 readiness well in advance of that date. Other potentially vulnerable systems and devices are expected to be tested before the end of 1998.

         Management continues to evaluate the estimated costs associated with the year 2000 compliance efforts based on developing information. While these efforts will involve additional costs, management currently believes that it will be able to manage the year 2000 transition without any material adverse effect on the Bank's financial condition, business operations or customer service.

Inflation

         Since the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

         While the effect of inflation on banks is normally not as significant as is its influence on those businesses which have large investments in plant and inventories, it does have an effect. During periods of high inflation, there are normally corresponding increases in the money supply, and banks will normally experience above average growth in assets, loans and deposits. Also general increases in the prices of goods and services will result in increased operating expenses.

Forward Looking Statements

         Statements   included  in  Management's   Discussion  and  Analysis  of
Financial Condition and Results of Operations which are not historical in nature, are intended to be and are hereby identified as "forward looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. The Bank cautions readers that forward looking statements, including without limitation, those relating to the Bank's future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward looking statements, due to several important factors herein identified, among others, and other risks and factors identified from time to time in the Bank's reports filed with the Federal Deposit Insurance Corporation.

                        DONALD G. JONES AND COMPANY, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               7812 WINNSBORO ROAD
                              COLUMBIA, S.C. 29203
                                    TELEPHONE
                                  (803)786-9963
                                    FACSIMILE
                                  (803)786-9910


           MEMBER                                             MEMBER
       SOUTH CAROLINA                                  AMERICAN INSTITUTE OF
       ASSOCIATION OF                              CERTIFIED PUBLIC ACCOUNTANTS
CERTIFIED PUBLIC ACCOUNTANTS                          DIVISION FOR CPA FIRMS
                                                          SECPS AND PCPS




                          INDEPENDENT AUDITORS' REPORT



The Shareholders and Board of Directors
  of Clover Community Bank

      We have audited the accompanying balance sheets of Clover Community Bank as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clover Community Bank as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                   s/Donald G. Jones and Company, P.A.




Columbia, South Carolina
January 16, 1998

Balance Sheet
Clover Community Bank


                                                               December 31,
                                                               ------------
                                                            1997         1996
                                                            ----         ----
Assets
  Cash and due from banks (Note B)                    $  1,450,549  $  1,692,968
  Time deposits in other banks                             440,602       495,208
  Federal funds sold                                     1,535,000     1,330,000
  Securities available-for-sale (Note C)                16,135,915    16,015,567
  Other investments (Note D)                               377,400       377,400
  Loans - net (Note E)                                  31,614,019    31,281,538
  Premises and equipment - net (Note F)                    759,733       842,081
  Accrued interest receivable                              344,590       333,180
  Other assets                                             250,831       242,898
                                                      ------------  ------------

        Total assets                                  $ 52,908,639  $ 52,610,840
                                                      ============  ============

Liabilities
  Deposits (Note G)
    Noninterest bearing                               $  3,890,742  $  3,340,686
    Interest bearing                                    38,077,630    38,879,043
                                                      ------------  ------------
        Total deposits                                  41,968,372    42,219,729
  Long-term debt (Note I)                                4,000,000     4,000,000
  Accrued interest payable                                 351,346       345,380
  Other liabilities                                         48,353         8,249
                                                      ------------  ------------
        Total liabilities                               46,368,071    46,573,358
                                                      ------------  ------------

  Commitments and contingent liabilities (Note N)

Shareholders' equity (Note J)
  Common stock - $1.25 par value; 3,000,000
    shares authorized; issued and outstanding
    1,011,020 for 1997 and 1996                          1,263,775     1,263,775
  Capital surplus                                        2,070,196     2,070,196
  Undivided profits                                      3,038,658     2,640,951
  Unrealized holding gains and losses
    on available-for-sale securities                       167,939        62,560
                                                      ------------  ------------
        Total shareholders' equity                       6,540,568     6,037,482
                                                      ------------  ------------

        Total liabilities and shareholders' equity    $ 52,908,639  $ 52,610,840
                                                      ============  ============













See accompanying notes to financial statements.

Statement of Income
Clover Community Bank

                                                        Years Ended December 31,
                                                        ------------------------
                                                          1997           1996
                                                          ----           ----
Interest income
  Loans, including fees                                $3,112,053    $2,899,062
  Time deposits in other banks                             28,955        30,623
  Securities
    Taxable                                               765,822       785,466
    Tax-exempt                                            179,662       166,966
  Federal funds sold                                      109,441        84,303
  Other investments                                        26,130        19,821
                                                       ----------    ----------
        Total interest income                           4,222,063     3,986,241
                                                       ----------    ----------

Interest expense
  Time deposits $100,000 and over                         207,534       184,120
  Other deposits                                        1,405,942     1,408,962
  Federal funds purchased                                   2,039         1,812
  Long-term debt                                          231,674       227,346
                                                       ----------    ----------
        Total interest expense                          1,847,189     1,822,240
                                                       ----------    ----------

Net interest income                                     2,374,874     2,164,001
Provision for loan losses (Note E)                          5,000        31,500
                                                       ----------    ----------
Net interest income after provision                     2,369,874     2,132,501
                                                       ----------    ----------

Other income
  Service charges on deposit accounts                     294,572       255,081
  Credit insurance commissions                             25,474        23,103
  Securities losses                                                         (64)
  Other income                                             20,648        18,712
                                                       ----------    ----------
        Total other income                                340,694       296,832
                                                       ----------    ----------

Other expenses (Notes K and M)
  Salaries and employee benefits                          757,882       723,810
  Net occupancy expense                                    48,091        56,661
  Furniture and equipment expense                         200,247       136,095
  Other expense                                           368,750       333,341
                                                       ----------    ----------
        Total other expenses                            1,374,970     1,249,907
                                                       ----------    ----------

Income before income taxes                              1,335,598     1,179,426
Income tax expense (Note L)                               432,382       375,440
                                                       ----------    ----------

Net income (Note P)                                    $  903,216    $  803,986
                                                       ==========    ==========

Per share (Note J)
  Average shares outstanding                            1,011,020     1,011,020
  Net income                                           $      .89    $      .80







See accompanying notes to financial statements.

Statement of Changes in Shareholders' Equity
Clover Community Bank


                                                                                              Unrealized
                                                                                               Holding
                                               Common Stock                                   Gains and
                                            -------------------                               Losses on
                                            Number                                            Available-
                                              of                     Capital     Undivided     for-Sale
                                            Shares*      Amount      Surplus      Profits     Securities     Total
                                            -------      ------      -------      -------     ----------     -----

Balance, January 1, 1996                   1,011,020   $1,263,775   $2,070,196   $2,039,169   $  121,170   $5,494,310

Net income                                                                          803,986                   803,986

Cash dividends declared - $.20 per share                                           (202,204)                 (202,204)

Change in unrealized holding gains and
  losses on available-for-sale securities,
  net of income tax benefit of $32,825                                                           (58,610)     (58,610)
                                          ----------   ----------   ----------   ----------   ----------   ----------

Balance, December 31, 1996                 1,011,020    1,263,775    2,070,196    2,640,951       62,560    6,037,482

Net income                                                                          903,216                   903,216

Cash dividends declared - $.50 per share                                           (505,509)                 (505,509)

Change in unrealized holding gains and
  losses on available-for-sale securities,
  net of income taxes of $59,020                                                                 105,379      105,379
                                          ----------   ----------   ----------   ----------   ----------   ----------

Balance, December 31, 1997                 1,011,020   $1,263,775   $2,070,196   $3,038,658   $  167,939   $6,540,568
                                          ==========   ==========   ==========   ==========   ==========   ==========




























See accompanying notes to financial statements.

Statement of Cash Flows
Clover Community Bank

                                                                           Years Ended December 31,
                                                                           ------------------------
                                                                             1997          1996
                                                                             ----          ----


Operating activities
  Net income                                                          $    903,216    $    803,986
  Adjustments to reconcile net income to net
    cash provided by operating activities
      Provision for loan losses                                              5,000          31,500
      Depreciation                                                         114,672          95,476
      Deferred income taxes                                                 32,804         (37,446)
      Securities accretion and premium amortization                         22,116          15,461
      Securities losses                                                                         64
      Amortization of net deferred loan fees                               (42,496)        (33,001)
      Gain on sale of other real estate                                                     (5,638)
      Loss on disposal of equipment                                            117
      (Increase) decrease in interest receivable                           (11,410)          3,505
      Increase in interest payable                                           5,966           3,585
      Increase in prepaid expenses
        and other assets                                                   (51,404)        (92,921)
      Decrease in other liabilities
        and accrued expenses                                                (8,249)        (99,932)
                                                                      ------------    ------------
          Net cash provided by operating activities                        970,332         684,639
                                                                      ------------    ------------

Investing activities
  Net decrease in time deposits in other banks                              98,000
  Purchases of available-for-sale securities                            (1,120,031)     (1,724,190)
  Sales of available-for-sale securities                                                   999,492
  Maturities of available-for-sale securities                            1,141,966       1,610,719
  Net increase in loans made to customers                                 (294,985)     (3,412,097)
  Proceeds from sale of other real estate                                                  112,484
  Purchases of premises and equipment                                      (32,441)        (13,336)
                                                                      ------------    ------------
          Net cash used by investing activities                           (207,491)     (2,426,928)
                                                                      ------------    ------------

Financing activities
  Net increase in demand deposits, interest bearing
    transaction accounts and savings accounts                              736,734       2,446,045
  Net (decrease) increase in certificates of deposit
    and other time deposits                                               (988,091)        433,546
  Net decrease in federal funds purchased                                                 (300,000)
  Proceeds from long-term debt                                           4,000,000
  Repayment of long-term debt                                           (4,000,000)
  Cash dividends paid                                                     (505,509)       (202,204)
                                                                      ------------    ------------
          Net cash (used) provided by
            financing activities                                          (756,866)      2,377,387
                                                                      ------------    ------------

Increase in cash and cash equivalents                                        5,975         635,098
Cash and cash equivalents, beginning                                     3,126,176       2,491,078
                                                                      ------------    ------------

Cash and cash equivalents, ending                                     $  3,132,151    $  3,126,176
                                                                      ============    ============








See accompanying notes to financial statements.

Notes to Financial Statements

Clover Community Bank


NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization - Clover Community Bank (the "Bank"), is engaged in domestic commercial banking operations from its one banking office located in Clover, South Carolina. The Bank is state chartered and its deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"). Therefore, the Bank operates under the supervision, rules and regulations of the FDIC and South Carolina State Board of Financial Institutions. The Bank was organized in September 1986, and commenced operations on October 1, 1987.

The Bank is a community-oriented institution offering a full range of traditional banking services, with the exception of trust services. Substantially all of the Bank's loans are made to individuals and businesses within the Bank's service area primarily within York County, South Carolina. The Bank acquires substantially all of its deposits within its service area and does not accept brokered deposits.

Basis of Presentation - The accounting and reporting policies of the Bank are in conformity with generally accepted accounting principles and general practices within the banking industry. In certain instances, the amounts reported in the prior year financial statements have been reclassified to present them on a comparable basis to the amounts reported in the December 31, 1997 financial statements. These re-classifications have no effect on shareholders' equity or net income.

Securities - Equity securities that have readily determinable fair values and all debt securities are classified generally at the time of purchase into one of three categories: held-to-maturity, trading and available-for-sale. Debt securities which the Bank has the positive intent and ability to hold to ultimate maturity are classified as held-to-maturity and accounted for at amortized cost. Debt and equity securities that are bought and held primarily for sale in the near term are classified as trading and are accounted for on an estimated fair value basis, with unrealized gains and losses included in other income. However, the Bank has never held any securities for trading purposes. Securities not classified as either held-to-maturity or trading are classified as available-for-sale and are accounted for at estimated fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and recorded in a separate account included in shareholders' equity, net of applicable income tax effects. Dividend and interest income, including amortization of any premium or accretion of discount arising at acquisition, is included in earnings for all three categories of securities. Realized gains and losses on all categories of securities are included in other operating income, based on the amortized cost of the specific certificate on a trade date basis.

Other Investments - Other investments consist of restricted securities which are carried at cost. Management periodically evaluates these securities for impairment, with any appropriate downward valuation adjustments being made when necessary.

Loans and Interest Income - Loans are carried at principal amounts outstanding reduced by deferred net loan fees. Interest income on loans is recognized using the interest method based upon the principal amounts outstanding. Loan origination and commitment fees and certain direct loan origination costs (principally salaries and employee benefits) are being deferred and amortized as an adjustment of the related loan's yield. Generally, these amounts are being amortized over the contractual life of the related loans or commitments.

A loan is considered to be impaired when, in management's judgment based on current information and events, it is probable that the obligation's principal or interest will not be collectible in accordance with the terms of the original loan agreement. Impaired loans, when not material, are carried in the balance sheet at a value not to exceed their observable market price or the fair value of the collateral if the repayment of the loan is expected to be provided solely by the underlying collateral. The carrying value of any material impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, which is the contractual interest rate adjusted for any deferred loan fees or costs, premium or discount existing at the inception or acquisition of the loan. Generally, the accrual of interest is discontinued on impaired loans and any previously accrued interest on such loans is reversed against current income. Any subsequent interest income is recognized on a cash basis when received unless collectibility of a significant amount of principal is in serious doubt. In such cases, collections are credited first to the remaining principal balance on a cost recovery basis. An impaired loan is not returned to accrual status unless principal and interest are current and the borrower has demonstrated the ability to continue making payments as agreed.

Allowance for Loan Losses - An allowance for possible loan losses is maintained at a level deemed appropriate by management to provide adequately for known and inherent risks in the loan portfolio. The allowance is based upon a continuing review of past loan loss experience, current economic conditions which may affect the borrowers' ability to pay and the underlying collateral value of the loans. When management determines that a loan will not perform substantially as agreed, a review of the loan is initiated to ascertain whether it is more likely than not that a loss has occurred. If it is determined that a loss is likely, the estimated amount of the loss is charged off and deducted from the allowance. The provision for possible loan losses and recoveries on loans previously charged off are added to the allowance.

Premises and Equipment - Premises and equipment are stated at cost, less accumulated depreciation. The provision for depreciation is computed by using both accelerated and straight-line methods. Rates of depreciation are generally based on the following estimated useful lives: buildings - 31.5 years; furniture and equipment - 5 to 7 years. The cost of assets sold or otherwise disposed of, and the related allowance for depreciation is eliminated from the accounts and the resulting gains or losses are reflected in the income statement. Maintenance and repairs are charged to current expense as incurred and the costs of major renewals and improvements are capitalized.

Other Real Estate - Other real estate includes properties acquired through foreclosure or acceptance of a deed in lieu of foreclosure. Other real estate is initially recorded at the lower of cost or the estimated fair value less estimated selling costs. Loan losses arising from the acquisition of such property are charged to the allowance for loan losses. An allowance for losses on other real estate is maintained for subsequent downward valuation adjustments. Gains or losses on other real estate sold, writedowns from subsequent reevaluation and other holding costs are charged to other operating expense as incurred.

Retirement Plan - The Bank has a profit-sharing plan pursuant to Section 401(k) of the Internal Revenue Code as more fully described in Note M. The Bank does not sponsor any postretirement or postemployment benefits.

Deferred Income Taxes - The Bank uses an asset and liability approach for financial accounting and reporting of deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and income tax bases of assets and liabilities as measured by the currently enacted tax rates which are assumed will be in effect when these differences reverse. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. Deferred income tax expense or credit is the result of changes in deferred tax assets and liabilities.

Statement of Cash Flows - The statement of cash flows reports net cash provided or used by operating, investing and financing activities and the net effect of those flows on cash and cash equivalents. Cash equivalents include amounts due from banks, time deposits in other banks maturing within three months, and federal funds sold.

During 1997 and 1996, interest paid on deposits and other borrowings amounted to $1,841,223 and $1,818,655, respectively. Income tax payments totaling $426,000 and $522,880 were made during 1997 and 1996, respectively. During 1997 and 1996, noncash valuation adjustments, net of deferred income taxes, totaling $105,379 and $58,610 were made which increased and decreased the unrealized gain or loss on available-for- sale securities, respectively. In 1996, a noncash transfer of $106,846 was made from loans to other real estate.

Fair Value Estimates - Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no active trading market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on management's judgements regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial assets or liabilities include net deferred tax assets and premises and equipment. In addition, the income tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

For cash and due from banks, time deposits in other banks, federal funds sold and purchased, other investments, and accrued interest receivable and payable, the carrying amount approximates estimated fair value.

NOTE B - CASH AND DUE FROM BANKS

Banks are generally required by regulation to maintain an average cash reserve balance based on a percentage of deposits. The average amount of the cash reserve balances at December 31, 1997 and 1996 were approximately $169,000 and $139,000, respectively.

NOTE C - SECURITIES

The aggregate amortized cost and estimated fair values of securities, as well as gross unrealized gains and losses of securities were as follows:

                                                                        December 31,
                                                                        ------------
                                               1997                                                    1996
                       -----------------------------------------------------   -----------------------------------------------------
                                       Gross         Gross                                     Gross         Gross
                                      Unrealized    Unrealized    Estimated                   Unrealized    Unrealized    Estimated
                        Amortized      Holding       Holding        Fair        Amortized      Holding       Holding        Fair
                          Cost          Gains        Losses         Value         Cost          Gains        Losses         Value
                       -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------

Available-for-sale
  U.S. Treasury        $   996,908   $     1,217                 $   998,125   $   994,240                 $       490   $   993,750
  U.S. Government
    agencies             2,955,519        24,495   $     2,078     2,977,936     2,953,752   $    36,420         2,934     2,987,238
  State, county and
    municipal            4,107,940        80,380                   4,188,320     4,021,149        65,508                   4,086,657
  Mortgage-backed
    securities           7,813,552       285,496       127,514     7,971,534     7,948,829       206,754       207,661     7,947,922
                       -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------

     Total             $15,873,919   $   391,588   $   129,592   $16,135,915   $15,917,970   $   308,682   $   211,085   $16,015,567
                       ===========   ===========   ===========   ===========   ===========   ===========   ===========   ===========

The amortized cost and estimated fair value of securities by contractual maturity are shown below:

                                                                    December 31,
                                                                    ------------
                                                          1997                      1996
                                                          ----                      ----
                                                 Amortized    Estimated     Amortized    Estimated
                                                   Cost      Fair Value       Cost      Fair Value
                                                -----------  ----------    -----------  -----------
Available-for-sale
  Due in one year or less                       $   807,044  $   808,473
  Due after one through five years                4,958,373    4,981,242   $ 6,529,301  $ 6,556,830
  Due after five through ten years                2,294,950    2,374,666     1,291,907    1,346,472
  Due after ten years                                                          147,933      164,343
                                                -----------  -----------   -----------  -----------
                                                  8,060,367    8,164,381     7,969,141    8,067,645
  Mortgage-backed securities                      7,813,552    7,971,534     7,948,829    7,947,922
                                                -----------  -----------   -----------  -----------

    Total                                       $15,873,919  $16,135,915   $15,917,970  $16,015,567
                                                ===========  ===========   ===========  ===========

The fair value of U.S. Treasury and U.S. Government agencies debt securities is estimated based on published closing quotations. The fair value of state, county and municipal securities is generally not available from published quotations; consequently, their fair value estimates are based on matrix pricing or quoted market prices of similar instruments adjusted for credit quality differences between the quoted instruments and the instruments being valued. Fair value for mortgage-backed securities is estimated primarily using dealers' quotes. All of the Bank's mortgage-backed securities held at December 31, 1997 and 1996 were issued by either the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association.

The proceeds from sales of available-for-sale securities and the gross realized gains and gross realized losses on such sales were as follows:

                                       Years Ended December 31,
                                       ------------------------
                                          1997          1996
                                          ----          ----

Proceeds from sales                    $        -    $  999,492
Gross realized gains                            -             -
Gross realized losses                           -            64

At December 31, 1997 and 1996, securities with a carrying amount of $1,951,053 and $1,916,415, respectively, were pledged as collateral to secure public deposits.

At December 31, 1997 and 1996, the Bank had concentrated investments in state, county and municipal obligations secured by or payable from the same taxing authority or revenue source and that exceeded ten percent of total shareholders' equity as follows:

                                                                                  December 31,
                                                                                  ------------
                                                                        1997                          1996
                                                                        ----                          ----
                                                              Amortized     Estimated        Amortized     Estimated
                                                                Cost        Fair Value         Cost        Fair Value
                                                             -----------    ----------      -----------    -----------

Clover, S.C. School District (Moody's rating AA)             $ 1,276,329    $ 1,280,434     $ 1,284,300    $ 1,288,799
Fairfield County, S.C. School District
  (Moody's rating AAA)                                           704,106        711,079         721,743        728,628

Management is not aware of any special risks involving these investments.

NOTE D - OTHER INVESTMENTS

Other investments consisted of:
                                                          December 31,
                                                          ------------
                                                       1997          1996
                                                       ----          ----

Federal Home Loan Bank stock                        $  327,400    $  327,400
Community Financial Services, Inc. stock                50,000        50,000
                                                    ----------    ----------

    Total                                           $  377,400    $  377,400
                                                    ==========    ==========

NOTE E - LOANS

Loans consisted of the following:

                                                                           December 31,
                                                                           ------------
                                                                 1997                      1996
                                                                 ----                      ----
                                                        Carrying    Estimated      Carrying    Estimated
                                                         Amount     Fair Value      Amount     Fair Value
                                                         ------     ----------      ------     ----------

Commercial and industrial                              $ 5,611,469  $ 5,557,059   $ 5,916,762  $ 5,856,563
Real estate - construction                               6,447,441    6,397,089     5,445,105    5,402,043
Real estate - mortgage                                  16,694,162   16,537,829    17,184,598   17,020,491
Consumer installment                                     3,163,234    3,134,512     3,037,325    3,005,158
                                                       -----------  -----------   -----------  -----------
     Total                                              31,916,306   31,626,489    31,583,790   31,284,255
Less
  Allowance for loan losses                               (272,096)                  (270,393)
  Deferred net loan fees                                   (30,191)                   (31,859)
                                                       -----------  -----------   -----------  -----------

     Loans - net                                       $31,614,019  $31,626,489   $31,281,538  $31,284,255
                                                       ===========  ===========   ===========  ===========

Fair values are estimated for loan categories with similar financial characteristics. Within each category, the fair value of loans is calculated by discounting estimated cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. For certain categories of loans, such as variable rate loans, credit card receivables, and other lines of credit, the carrying amount, adjusted for credit risk, is a reasonable estimate of fair value because there is no contractual maturity or because the Bank has the ability to reprice the loans as interest rate shifts occur. Since the discount rates are based on current loan rates offered as well as management's estimates, the fair values presented may not necessarily be indicative of the value negotiated in an actual sale.

Loans which management has identified as impaired generally are nonperforming loans. Nonperforming loans include nonaccrual loans or loans which are 90 days or more delinquent as to principal or interest payments. Following is a summary of activity regarding the Bank's impaired loans:

                                                              December 31,
                                                              ------------
                                                            1997        1996
                                                            ----        ----
Investment in impaired loans
  Nonaccrual                                              $ 70,143    $ 49,565
  Accruing 90 days and over past due                         6,697           -
                                                          --------    --------
    Total                                                 $ 76,840    $ 49,565
                                                          ========    ========

Average total investment in impaired loans during year    $ 55,250    $ 38,891

Allowance for loan losses on impaired loans               $    650    $    407

There were no outstanding commitments at December 31, 1997, to lend additional funds to debtors owing amounts on impaired loans.

As of December 31, 1997 and 1996, there were no significant concentrations of credit risk in any single borrower or groups of borrowers. The Bank's loan portfolio consists primarily of extensions of credit to businesses and individuals in its service area within York County, South Carolina. The economy of this area is diversified and does not depend on any one industry or group of related industries. Management has established loan policies and practices that include set limitations on loan-to-collateral value for different types of collateral, requirements for appraisals, obtaining and maintaining current credit and financial information on certain borrowers, and credit approvals.

Transactions in the allowance for loan losses are summarized below:

                                                      Years Ended December 31,
                                                      ------------------------
                                                          1997           1996
                                                          ----           ----

Balance at January 1                                   $  270,393    $  244,924
Provision charged to expense                                5,000        31,500
Recoveries                                                  7,092         3,893
Charge-offs                                               (10,389)       (9,924)
                                                       ----------    ----------

Balance at December 31                                 $  272,096    $  270,393
                                                       ==========    ==========

For federal income tax purposes, the Bank's bad debt deductions were $3,300 and $6,028, respectively, on its 1997 and 1996 income tax returns. The Bank's federal income tax allowance for loan losses at both December 31, 1997 and 1996 was $72,061 which was the maximum allowable amount.

Certain officers and directors of the Bank, their immediate families and business interests were loan customers of, and had other transactions in the normal course of business with the Bank. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. The aggregate dollar amount of these loans was $2,187,683 and $2,075,209 at December 31, 1997 and 1996,
respectively. During 1997, $917,403 of new loans were made and repayments totaled $804,929.

NOTE F - PREMISES AND EQUIPMENT

Premises and equipment consisted of the following:

                                                        Accumulated
                                                        Depreciation
                                                            and           Book
                                             Cost       Amortization      Value
                                             ----       ------------      -----

December 31, 1997
  Land                                   $    88,030                 $    88,030
  Building and land improvements             563,459   $   188,495       374,964
  Furniture and equipment                    930,850       634,111       296,739
                                         -----------   -----------   -----------

      Total                              $ 1,582,339   $   822,606   $   759,733
                                         ===========   ===========   ===========

December 31, 1996
  Land                                   $    88,030                 $    88,030
  Building and land improvements             548,605   $   169,453       379,152
  Furniture and equipment                    913,632       538,733       374,899
                                         -----------   -----------   -----------

      Total                              $ 1,550,267   $   708,186   $   842,081
                                         ===========   ===========   ===========

Depreciation expense for the years ended December 31, 1997 and 1996 was $114,672 and $95,476, respectively.

NOTE G - DEPOSITS

A summary of deposits follows:

                                                                           December 31,
                                                                           ------------
                                                                 1997                      1996
                                                                 ----                      ----
                                                        Carrying    Estimated      Carrying    Estimated
                                                         Amount     Fair Value      Amount     Fair Value
                                                         ------     ----------      ------     ----------

Noninterest bearing demand                             $ 3,890,742  $ 3,890,742   $ 3,340,686  $ 3,340,686
Interest bearing transaction accounts                   12,294,040   12,294,040    11,803,860   11,803,860
Savings                                                  2,439,481    2,439,481     2,742,984    2,742,984
Time deposits $100,000 and over                          4,252,562    4,269,085     4,496,087    4,521,314
Other time deposits                                     19,091,547   19,098,196    19,836,112   19,872,932
                                                       -----------  -----------   -----------  -----------

          Total deposits                               $41,968,372  $41,991,544   $42,219,729  $42,281,776
                                                       ===========  ===========   ===========  ===========

The fair value of deposits with no stated maturity (noninterest bearing demand, interest bearing transaction accounts and savings) is equal to the amount payable on demand, or carrying amount, as of December 31, 1997 and 1996. The fair value of time deposits is estimated based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered as of December 31, 1997 and 1996, for deposits of similar remaining maturities.

At December 31, 1997, the scheduled maturities of time deposits are as follows:

           Year                                          Amount
           ----                                          ------

           1998                                        $17,948,542
           1999                                          4,767,792
           2000                                            473,663
           2001                                             12,230
           2002 and thereafter                             141,882

NOTE H - FEDERAL FUNDS PURCHASED

At December 31, 1997, the Bank had unused short-term lines of credit to purchase up to $2,250,000 in federal funds from correspondent institutions. One line for $1,500,000 expires October 1, 1998 and the remaining $750,000 may be withdrawn at the option of the lender.

NOTE I - LONG-TERM DEBT

                                                                           December 31,
                                                                           ------------
                                                                 1997                      1996
                                                                 ----                      ----
                                                        Carrying    Estimated      Carrying    Estimated
                                                         Amount     Fair Value      Amount     Fair Value
                                                         ------     ----------      ------     ----------

Floating rate notes issued to the Federal Home
  Loan Bank of Atlanta
    6.04% note, due November 28, 2000                  $ 4,000,000  $ 4,000,000
    5.76% note, due November 14, 1997                                             $ 1,600,000  $ 1,600,000
    5.81% note, due November 28, 1997                                               2,400,000    2,400,000
                                                       -----------  -----------   -----------  -----------

          Total                                        $ 4,000,000  $ 4,000,000   $ 4,000,000  $ 4,000,000
                                                       ===========  ===========   ===========  ===========

The fair value of floating rate debt is estimated at the carrying amount because the interest rate associated with such debt reprices immediately with changes in the lender's program rate, and management is not aware of any significant change in the credit risk associated with the debt.

The Bank has an additional $2,000,000 long-term debt availability from the Federal Home Loan Bank of Atlanta that had not been drawn at December 31, 1997.

Long-term debt is secured by a lien on all of the Bank's 1-4 family residential first lien mortgage loans with a carrying amount of approximately $8,313,000 on December 31, 1997.

NOTE J - SHAREHOLDERS' EQUITY

Cash Dividends - South Carolina banking regulations restrict the amount of cash dividends that can be paid to shareholders. All of the Bank's cash dividends are subject to the prior approval of the South Carolina Commissioner of Banking.

Earnings Per Share - Earnings per common share is computed on the basis of the average number of shares outstanding during each year, retroactively adjusted to give effect to any stock splits and stock dividends. As required, the Bank adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" for the year ended December 31, 1997. Because the Bank has never had any dilutive potential common shares or dilutive stock options or warrants, adoption of the statement had no effect on the Bank's financial statements for any period.

Regulatory Capital - All banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, banks must meet specific capital guidelines that involve quantitative measures of a bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. A Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios set forth in the table below of Total and Tier I capital, as defined in the regulations, to risk weighted assets, as defined, and of Tier I capital, as defined, to average assets, as defined. Management believes, as of December 31, 1997 and 1996, that the Bank exceeds all capital adequacy minimum requirements to which it is subject.

As of December 31, 1997, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum Total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category. The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                  Minimum           Minimum to
                                                                                for Capital           be Well
                                                                Actual            Adequacy         Capitalized
                                                            --------------     --------------     --------------
                                                            Amount   Ratio     Amount   Ratio     Amount   Ratio
                                                            ------   -----     ------   -----     ------   -----
                                                                           (Dollars in thousands)

December 31, 1997
  Total capital to risk weighted assets                     $6,645   19.3%    >$2,753  > 8.0%    >$3,441  >10.0%
                                                                              -        -         -        -
  Tier I capital to risk weighted assets                    $6,373   18.5%    >$1,376  > 4.0%    >$2,065  > 6.0%
                                                                              -        -         -        -
  Tier I capital to average assets (leverage)               $6,373   12.1%    >$1,585  > 3.0%    >$2,642  > 5.0%
                                                                              -        -         -        -

December 31, 1996
  Total capital to risk weighted assets                     $6,245   19.4%    >$2,572  > 8.0%    >$3,215  >10.0%
                                                                              -        -         -        -
  Tier I capital to risk weighted assets                    $5,975   18.6%    >$1,286  > 4.0%    >$1,929  > 6.0%
                                                                              -        -         -        -
  Tier I capital to average assets (leverage)               $5,975   12.0%    >$1,499  > 3.0%    >$2,498  > 5.0%
                                                                              -        -         -        -

NOTE K - OTHER EXPENSES

Other expenses are summarized below:

                                                       Years Ended December 31,
                                                       ------------------------
                                                        1997              1996
                                                        ----              ----

Salaries and employee benefits                      $   757,882      $   723,810
Net occupancy expense                                    48,091           56,661
Furniture and equipment expense                         200,247          136,095
Other expense
  Stationery, supplies, printing and postage             84,725           85,474
  Telephone                                              11,735           12,064
  Advertising                                             9,967            9,003
  Professional services                                  50,636           47,578
  Insurance                                              11,858           11,513
  FDIC insurance assessment                               5,313            2,291
  Directors' fees                                        31,200           28,800
  Data processing and service expenses                   42,985           40,524
  Other                                                 120,331           96,094
                                                    -----------      -----------
      Total                                         $ 1,374,970      $ 1,249,907
                                                    ===========      ===========

NOTE L - INCOME TAXES

Income tax expense consisted of:

                                                 Years Ended December 31,
                                                 ------------------------
                                                  1997              1996
                                                  ----              ----
Current
  Federal                                     $    361,308      $    375,055
  State                                             38,270            37,831
                                              ------------      ------------
          Total current                            399,578           412,886
Deferred                                            32,804           (37,446)
                                              ------------      ------------

          Total income tax expense            $    432,382      $    375,440
                                              ============      ============

Income before income taxes presented in the statement of income for the years ended December 31, 1997 and 1996, included no foreign component. A reconciliation between the income tax expense and the amount computed by applying the federal statutory rate of 34% to income before income taxes follows:

                                                    Years Ended December 31,
                                                    ------------------------
                                                     1997              1996
                                                     ----              ----

Tax expense at statutory rate                    $    454,103      $    401,005
State income tax, net of federal
  income tax benefit                                   26,995            22,986
Tax-exempt interest income                            (61,020)          (46,840)
Non-deductible interest expense to
  carry tax-exempt instruments                          9,762             9,031
Other, net                                              2,542           (10,742)
                                                 ------------      ------------

          Total                                  $    432,382      $    375,440
                                                 ============      ============

Deferred tax assets and liabilities included in the balance sheet consisted of the following:
                                                           December 31,
                                                           ------------
                                                      1997              1996
                                                  ------------      ------------
Deferred tax assets
  Allowance for loan losses                       $     71,813      $     71,202
  Accrued interest payable                             126,133           123,991
  Net deferred loan fees                                10,839            11,437
                                                  ------------      ------------
      Gross deferred tax assets                        208,785           206,630
  Valuation allowance                                        -                 -
                                                  ------------      ------------
      Total                                            208,785           206,630
                                                  ------------      ------------

Deferred tax liabilities
  Accrued interest receivable                          101,221            97,135
  Prepaid expenses                                      41,724            27,590
  Accelerated depreciation                              18,843             2,906
  Unrealized holding gains and losses on
    available-for-sale securities                       94,057            35,037
  Other                                                  1,293               491
                                                  ------------      ------------
      Total deferred tax liabilities                   257,138           163,159
                                                  ------------      ------------

Net deferred income tax (liabilities) assets      $    (48,353)     $     43,471
                                                  ============      ============

A portion of the change in net deferred tax assets or liabilities related to unrealized holding gains and losses on available-for-sale securities is charged or credited directly to a component of shareholders' equity. The balance of the change in net deferred tax assets or liabilities is charged or credited to income tax expense. In 1997, $59,020 was charged to shareholders' equity and $32,804 was charged to income tax expense. In 1996, $32,825 was credited to shareholders' equity and $37,446 was credited to income tax expense.

Management believes that the Bank will fully realize the deferred tax assets as of December 31, 1997 and 1996 based on refundable income taxes available from carryback years, as well as estimates of future taxable income.

NOTE M - RETIREMENT PLAN

The Bank established the Clover Community Bank Employees' Retirement Savings Plan ("the Plan"), in January 1993, for the exclusive benefit of all eligible employees and their beneficiaries. Employees are eligible to participate in the Plan after attaining age 21, completing 12 months of service, and are credited with 1000 hours of service during the eligibility computation period. Employees are allowed to defer their salary up to the maximum dollar amount determined by the federal government each year. The Bank will make a matching contribution of $.50 for each dollar contributed by the employees up to 6% of their pay, and can elect to make discretionary contributions as well. Employees are fully vested in both the matching and any discretionary contributions after 6 years of service. The matching employer contributions for 1997 and 1996 were $16,681 and $14,309, respectively.

NOTE N - COMMITMENTS AND CONTINGENCIES

Commitments to Extend Credit - In the normal course of business, the Bank is party to financial instruments with off-balance-sheet risk. These financial instruments include commitments to extend credit and standby letters of credit, and have elements of credit risk in excess of the amount recognized in the balance sheet. The exposure to credit loss in the event of nonperformance by the other parties to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. Generally, the same credit policies used for on-balance-sheet instruments, such as loans, are used in extending loan commitments and standby letters of credit.

Following are the off-balance-sheet financial instruments whose contract amounts represent credit risk:
                                                         December 31,
                                                         ------------
                                                      1997          1996
                                                      ----          ----

        Loan commitments                           $5,687,350    $5,075,418
        Standby letters of credit                      30,500        35,000

Loan commitments involve agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and some involve payment of a fee. Many of the commitments are expected to expire without being fully drawn; therefore, the total amount of loan commitments does not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if any, upon extension of credit is based on management's credit evaluation of the borrower. Collateral held varies but may include commercial and residential real properties, accounts receivable, inventory and equipment.

Standby letters of credit are conditional commitments to guarantee the performance of a customer to a third party. The credit risk involved in issuing standby letters of credit is the same as that involved in making loan commitments to customers.

Statement of Financial Accounting Standards No. 107 requires the disclosure of the estimated fair values of off-balance-sheet financial instruments for which it is practicable to estimate fair value. The estimated fair values of such off-balance-sheet financial instruments as loan commitments and standby letters of credit are generally based upon fees charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' creditworthiness. The vast majority of the Bank's loan commitments do not involve the charging of a fee, and fees associated with outstanding standby letters of credit are not material. Therefore, as of December 31, 1997 and 1996, the difference in the estimated fair values of the Bank's off-balance-sheet financial instruments and the notional amounts are nominal. For loan commitments and standby letters of credit, the committed interest rates are either variable or approximate current interest rates offered for similar commitments. Management is not aware of any significant change in the credit risk associated with these commitments.

Litigation - The Bank is, from time to time, involved as defendant in various legal proceedings arising in the normal course of business. As of December 31, 1997, management and legal counsel are not aware of any pending or threatened litigation, or unasserted claims or assessments that are expected to result in losses, if any, that would be material to the financial statements.

Accounting Estimates - In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses. In connection with the determination of the allowance for loan losses, management has identified specific loans as well as adopting a policy of providing amounts for loan valuation purposes which are not identified with any specific loans and are derived from actual loss experience ratios, loan types, loan volume, economic conditions and industry standards.

Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

NOTE O - FAIR VALUE OF FINANCIAL INSTRUMENTS

Following is summary information on the estimated fair value of financial instruments, cross-referenced to the location in the financial statements and notes where more detailed information can be obtained:

                                                                            December 31,
                                                                            ------------
                                                               1997                              1996
                                                               ----                              ----
                                                     Carrying        Estimated         Carrying        Estimated
                                                      Amount         Fair Value         Amount         Fair Value
                                                    of Assets        of Assets        of Assets        of Assets
                                                  (Liabilities)    (Liabilities)    (Liabilities)    (Liabilities)
                                                  -------------    -------------    -------------    -------------

Cash and due from banks (Note A)                  $   1,450,549    $   1,450,549    $   1,692,968    $   1,692,968
Time deposits in other banks (Note A)                   440,602          440,602          495,208          495,208
Securities (Note C)                                  16,135,915       16,135,915       16,015,567       16,015,567
Other investments (Note A)                              377,400          377,400          377,400          377,400
Federal funds sold (Note A)                           1,535,000        1,535,000        1,330,000        1,330,000
Loans (Note E)                                       31,614,019       31,626,489       31,281,538       31,284,255
Accrued interest receivable (Note A)                    344,590          344,590          333,180          333,180
Deposits (Note G)                                   (41,968,372)     (41,991,544)     (42,219,729)     (42,281,776)
Long-term debt (Note I)                              (4,000,000)      (4,000,000)      (4,000,000)      (4,000,000)
Accrued interest payable (Note A)                      (351,346)        (351,346)        (345,380)        (345,380)
Loan commitments (Note N)                                             (5,687,350)                       (5,075,418)
Standby letters of credit (Note N)                                       (30,500)                          (35,000)

NOTE P - COMPREHENSIVE INCOME

In June 1997, the Financial Accounting Standards Board issued its Statement of Financial Accounting Standards No. 130, "Comprehensive Income". The provisions of this Statement are to become effective for the Bank beginning January 1, 1998, with reclassifications included for any earlier comparative accounting periods presented after that date. Comprehensive income consists of net income or loss for the current period and other comprehensive income -- income, expenses, gains and losses that bypass the statement of income and are reported directly in a separate component of shareholders' equity. The Statement requires the Bank to classify and report items of other comprehensive income by their nature and report total comprehensive income in a financial statement and display the accumulated balance of other comprehensive income separately in the shareholders' equity section of the balance sheet.

Currently, the Bank's only other comprehensive income item is the change in unrealized holding gains and losses on available-for-sale securities, net of income tax effects, which is presently accounted for in the statement of changes in shareholder's equity. Had the Statement been applied to the financial statements for the years ended December 31, 1997 and 1996, total shareholders' equity would remain unchanged and comprehensive income would have been computed as follows:

                                                     Years Ended December 31,
                                                     ------------------------
                                                      1997             1996
                                                      ----             ----

Net income                                        $    903,216     $    803,986
                                                  ------------     ------------
Other comprehensive income (loss)
  Change in unrealized holding gains and
    losses on available-for-sale securities            164,399          (91,435)
  Income tax expense (benefit) on other
    comprehensive income (loss)                         59,020          (32,825)
                                                  ------------     ------------
          Total                                        105,379          (58,610)
                                                  ------------     ------------

Comprehensive income                              $  1,008,595     $    745,376
                                                  ============     ============

Board of Directors

Ruby M. Bennett......................Secretary and Treasurer, Clover Knits, Inc.
Charles R. Burrell............................Vice President and General Manager
                                                   Boyd Tire and Appliance, Inc.
James C. Harris, Jr........................President and Chief Executive Officer
                                                           Clover Community Bank
Herbert Kirsh........................Member, S.C. State House of Representatives
                                                      Owner, Treasures Unlimited
H. Marvin McCarter..............................President, Versatile Knits, Inc.
James H. Owen, Jr...........................Attorney, Haselden, Owen and Boloyan
Gwen M. Thompson..........Senior Vice President, Cashier and Corporate Secretary
                                                           Clover Community Bank
William C. Turner.........................Co-Owner, Clover Builders Supply, Inc.

Officers and Employees



Brandy Bell...............................................................Teller
Amy Bradley...............................................................Teller
Jill Cameron.........................................................Bookkeeping
Carol J. Falls...................................Customer Service Representative
Frank M. Gadsden......................................Vice President, Operations
Sheila Goss....................................................Teller Supervisor
Dana Harris...............................................................Teller
James C. Harris, Jr........................President and Chief Executive Officer
Shari W. Helton..................................Customer Service Representative
Elizabeth B. Jackson.................................................Bookkeeping
Sarah B. Jackson.............................................Loan Administration
Kim A. Killian.......................................................Bookkeeping
Judy M. Lark.................................................Executive Secretary
Donna M. McSwain......................Assistant Vice President, Consumer Lending
Tonya Norris..............................................................Teller
Jeannie D. Reiss...................Assistant Vice President, Real Estate Lending
Earnest A. Robertson.....................................Vice President, Lending
Latonya M. Sanders...........................................Loan Administration
Michelle F. Sandifer.................................................Bookkeeping
Ruth E. Seay..............................................................Teller
Gwen M. Thompson..........Senior Vice President, Cashier and Corporate Secretary

SCHEDULE II - LOANS TO OFFICERS, DIRECTORS, PRINCIPAL SECURITY HOLDERS, AND ANY
              ASSOCIATES OF THE FOREGOING PERSONS


CLOVER COMMUNITY BANK


                               For the Year Ended December 31, 1997
                               ------------------------------------

                                                  Deductions
                      Balance at             -----------------------    Balance
                      Beginning               Amounts     Amounts       at End
Name of Borrowers     of Period   Additions  Collected   Charged-off   of Period
-----------------     ---------   ---------  ---------   -----------   ---------

Other directors and
related business
interest
(2 in total)          $566,866    $      0    $147,912    $       0     $418,954
                      ========    ========    ========    =========     ========





                               For the Year Ended December 31, 1996
                               ------------------------------------

                                                  Deductions
                      Balance at             -----------------------    Balance
                      Beginning               Amounts     Amounts       at End
Name of Borrowers     of Period   Additions  Collected   Charged-off   of Period
-----------------     ---------   ---------  ---------   -----------   ---------

Other directors and
related business
interest
(3 in total)          $431,981    $320,227    $185,342    $       0     $566,866
                      ========    ========    ========    =========     ========

                                   Exhibit 6A
                                   ----------

                       DONALD G. JONES AND COMPANY, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               7812 WINNSBORO RD.
                              COLUMBIA, S.C. 29203
                                   TELEPHONE
                                 (803) 786-9963
                                   FACSIMILE
                                 (803) 786-9910

           MEMBER                                               MEMBER
       SOUTH CAROLINA                                   AMERICAN INSTITUTE OF
       ASSOCIATION OF                               CERTIFIED PUBLIC ACCOUNTANTS
CERTIFIED PUBLIC ACCOUNTANTS                           DIVISION FOR CPA FIRMS
                                                            SECPS AND PCPS


                          INDEPENDENT AUDITORS' REPORT


The Shareholders and Board of Directors
 of Clover Community Bank

     We have audited the accompanying balance sheets of Clover Community Bank as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. an audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clover Community Bank as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The information contained in
Schedule II is  presented  for  purposes  of  additional  analysis  and is not a required part of the basic financial statements, but is supplementary information required by the rules and regulations of the Federal Deposit Insurance Corporation. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                              /s/Donald G. Jones and Company, P.A.


Columbia, South Carolina
January 16, 1998